Exhibit 4.1

SANTANDER US DEBT, S.A. UNIPERSONAL
as Company

BANCO SANTANDER, S.A.,
as Guarantor

to

THE BANK OF NEW YORK MELLON,
as Trustee

INDENTURE

Dated as of March 29, 2011

Senior Debt Securities

Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture

	Trust Indenture Act Section	Indenture Section
§310	(a)(1)	6.08
	(a)(2)	6.08
	(a)(5)	6.08
	(b)	6.09

§311	(a)	6.12
	(b)	6.12
	(c)	6.12

§312	(a)	7.01, 7.02
	(b)	7.02
	(c)	7.02

§313	(a)	7.03
	(b)	7.03
	(c)	7.03
	(d)	7.03

§314	(a)	7.04, 10.05
	(c)(1)	1.05
	(c)(2)	1.05
	(e)	1.06

§315	(a)	6.01, 6.02
	(b)	6.03
	(c)	6.01, 6.02
	(d)	6.01, 6.02
	(e)	5.15

§316	(a)(last sentence)	1.01 (“Outstanding”)
	(a)(1)(A)	5.12
	(a)(1)(B)	5.13
	(b)	5.08
	(c)	1.07

§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03

i

	Trust Indenture Act Section	Indenture Section
§318	(a)	1.04

____________________

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained therein.

TABLE OF CONTENTS

v

ARTICLE 10
Covenants

Section 10.01.	Payment of Principal and Any Premium, Interest and Additional Amounts	72
Section 10.02.	Maintenance of Office or Agency	73
Section 10.03.	Money for Securities Payments to be Held in Trust	73
Section 10.04.	Additional Amounts	75
Section 10.05.	Statement by Officers as to Default	77
Section 10.06.	Corporate Existence	77
Section 10.07.	Waiver of Certain Covenants	77

ARTICLE 11
Redemption of Securities

Section 11.01.	Applicability of Article	78
Section 11.02.	Election to Redeem; Notice to Trustee.	78
Section 11.03.	Selection by Trustee of Securities to be Redeemed	78
Section 11.04.	Notice Of Redemption	79
Section 11.05.	Deposit of Redemption Price	79
Section 11.06.	Securities Payable On Redemption Date	79
Section 11.07.	Early Redemption For Taxation Reasons	80

ARTICLE 12
The Paying Agent and The Calculation Agent

Section 12.01.	Paying Agent.	81
Section 12.02.	Calculation Agent.	84

ARTICLE 13
Guarantees

Section 13.01.	Guarantees	89
Section 13.02.	Execution and Delivery of Guarantees	89

Annex A	A-1

EXHIBITS
EXHIBIT A	Form of Fixed Rate Security
EXHIBIT B	Form of Floating Rate Security
EXHIBIT C	Form of Guarantee

INDENTURE, dated as of March 29, 2011 (the “Indenture”), among Santander US Debt, S.A. Unipersonal, a sociedad anónima organized under the laws of the Kingdom of Spain (hereinafter called the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, Banco Santander, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (hereinafter called the “Guarantor”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York (hereinafter called the “Trustee”), having its Corporate Trust Office located at 101 Barclay Street, New York, NY 10286. This Indenture will be administered by The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

The Guarantor desires to make the Guarantee provided for herein in respect of the Securities.  The Guarantor has duly authorized the execution and delivery of this Indenture.  All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof (as herein defined) as follows:

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01.  Definitions. Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board;

(d) the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”).

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company or the Guarantor in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.

“Advance” has the meaning specified in Section 12.01(e).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Authenticating Agent, Calculation Agent and Custodian under this Indenture.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Person” means any Person who is designated in writing by the Company or the Guarantor from time to time to give instructions to the Trustee under this Indenture.

“Board of Directors” means the board of directors of the Company or the Guarantor, as the case may be, or any committee or Person of that board duly authorized to act generally or in any particular respect for the Company or the Guarantor hereunder.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary or any Person duly authorized of the Company or the Guarantor, as the case may be, to have been duly adopted by the relevant Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, unless otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, a day other than (i) a Saturday, a Sunday or any other day on which banking institutions in New York, New York or London, England are authorized or required by law or executive order to close or (ii) any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) payment system (or any successor thereto) is closed.

“Calculation Agent” means the Trustee pursuant to Section 12.02 or, if otherwise provided in or pursuant to this Indenture, another Person authorized by the Company and the Guarantor to act as calculation agent on behalf of the Company and the Guarantor with respect to any Security.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Commissioner” means the commissioner (comisario) of the Syndicate of Holders of Securities of a particular series, as provided in the Regulations applicable to Securities of such series and Section 427 of the Spanish Corporations Law (Ley de Sociedades de Capital), who shall initially be a person or entity appointed by the Company with respect to the Securities of each series.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by any member of the Board of Directors or any officer or representative of the Company empowered to do so by Board Resolution, and delivered to the Trustee.

“Corporate Trust Office” means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, NY 10286.

“Corporation” includes corporations and, except for purposes of Article 8, associations, companies and business trusts.

“Custodian” means The Bank of New York Mellon as custodian for the Depository with respect to the Global Securities, or any successor entity thereto.

“Daily Interest Amount” means, with respect to any series of Floating Rate Securities, the amount of interest for each day each Floating Rate Security of the relevant series is outstanding, which shall be calculated pursuant to Section 3.11.

“Defaulted Interest” has the meaning specified in Section 3.08.

“Depository” means, with respect to any Security issuable or issued in whole or in part in the form of one or more Global Securities, any Person that is designated to act as Depository by the Company for such Security pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.  The Depository shall initially be DTC.

“Designated LIBOR Page” means the Reuters Screen “LIBOR01” Page, or any successor page, on Reuters, or any successor service (or any such other service or services of major banks for the purposes of displaying London interbank offered rates for U.S. dollar deposits).

“Determination Date” means, with respect to any Interest Period on any series of Floating Rate Securities, the second London Banking Day preceding the first day of that Interest Period.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America or any jurisdiction thereof.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Event of Default” has the meaning specified in Section 5.01.

“Executive Committee Resolution” means a resolution of the Executive Committee of the Board of Directors of the Guarantor.

“First Interest Payment Date” means, with respect to any series of Securities, the date fixed for the first payment of interest on such series of Securities in the relevant Officer’s Certificate or supplemental indenture.

“Fixed Rate Securities” refers to every series of Securities that bears interest at a fixed rate, as provided in the relevant Officer’s Certificate or supplemental indenture.

“Floating Rate Securities” refers to every series of Securities that bears interest at a floating or adjustable rate, as provided in the relevant Officer’s Certificate or supplemental indenture.

“Global Security” means a Security evidencing all or part of the Securities of a series, bearing the legend set forth in Section 2.04 (or such legend as may be specified as contemplated in Section 3.01 for such Securities), authenticated and delivered to the Holder and registered in the name of the Holder or its nominee.

“Guarantees” means the guarantees to be entered into by the Guarantor in respect of each series of Securities as provided in Section 13.01 and in substantially the form envisaged by Section 2.06.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person, and any other guarantor of the Securities.

“Holder” means the Person in whose name such Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.01 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Independent Public Accountants” means accountants or a firm of accountants that, with respect to the Company and the Guarantor, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or the Guarantor or who may be other independent public accountants.  Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

“Instructions” means any written notices, directions or instructions received by an Agent in accordance with this Indenture from an Authorized Person.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of payment of any interest on such Security in accordance with the terms of such Security.

“Interest Period” means, with respect to any series of Floating Rate Securities, each period for which interest is payable on such Floating Rate Securities, as provided in or pursuant to this Indenture.

“Legal Holiday”, with respect to any Place of Payment or other location, means a Saturday, a Sunday or a day on which banking institutions in such Place of Payment or other location are not authorized or obligated to be open.

“LIBOR” means, with respect to each Interest Period on each series of Floating Rate Securities, the rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the relevant Determination Date.  If no rate appears on the Designated LIBOR Page, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in such market selected by the Calculation Agent (after consultation with the Company) for a term of three months and in a principal amount equal to an amount that the Calculation Agent determines is representative for a single transaction in U.S. dollars in such market at such time (a “Representative Amount”).  The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations.  If fewer than two quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Determination Date by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if fewer than three banks so selected by the calculation agent are providing such quotations, the then existing LIBOR rate will remain in effect for such interest reset period.

“London Banking Day” is any day (other than a Saturday or Sunday) in which dealings in deposits in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by a party to this Indenture.

“Maturity Date”, with respect to any Security, means the date on which the principal of such Security or an installment of principal is expressed to be due and payable as provided in or pursuant to this Indenture.

“OECD” means the Organization for Economic Co-operation and Development.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such

Securities pursuant to Section 10.02 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.02 or, to the extent designated or required by Section 10.02 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer’s Certificate” means a certificate signed by any member of the Board of Directors, the Secretary or the Deputy Secretary of the Board of Directors, a Vice President or any officer or any other Person duly authorized by the Company or the Guarantor, that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Official DTC Proxy” means an official document issued by DTC, including an omnibus proxy and/or any other similar document, which evidences the vote, acceptance, direction or other instruction of direct DTC participants, as instructed by indirect DTC participants and/or beneficial owners of interests in a Global Security held through DTC in connection with a consent solicitation, tender, exchange, request for instruction and/or direction under or in connection with the Indenture.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or Guarantor or other counsel reasonably acceptable to the Trustee.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.02.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(i) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(ii) any such Security for whose payment at the Maturity Date thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company or the Guarantor), in trust or set aside and segregated in trust by the Company or the Guarantor (if the Company or the Guarantor shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) any such Security with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.02; and

(iv) any such Security which has been paid pursuant to Section 3.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a protected purchaser in whose hands such Security is a valid obligation of the Company or the Guarantor;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of the Syndicate for quorum or voting purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.02 at the time of such determination, and (ii) Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company, the Guarantor or any other obligor upon the Securities or an Affiliate of the Company, the Guarantor or such other obligor.

“Paying Agent” means the Trustee pursuant to Section 12.01 or, if otherwise provided in or pursuant to this Indenture, another Person authorized by the Company and the Guarantor to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Company and the Guarantor.

“Payment” has the meaning specified in Section 12.01(e).

“Person” means any individual, Corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable, which shall be the Corporate Trust Office of the Trustee unless otherwise provided in or pursuant to this Indenture.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for or in lieu of a mutilated, lost, stolen, defaced, destroyed or wrongfully taken Security shall be deemed to evidence the same indebtedness as the mutilated, lost, stolen, defaced, destroyed or wrongfully taken Security.

“Record Date” for the interest payable on any Security on any Interest Payment Date therefore means the date that is fifteen (15) calendar days prior to such Interest Payment Date.

“Redemption Date”, with respect to any series of Securities to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, with respect to any series of Securities to be redeemed means the principal amount on (unless, in the case of any series of Original Issue Discount Securities or Securities that are issued with discount, a different amount as may be set forth in the relevant Officer’s Certificate or supplemental indenture), together with accrued interest, if any, thereon to but not including the Redemption Date, or, if otherwise provided in an Officer’s Certificate or supplemental indenture pursuant to this Indenture, at the price provided in such Officer’s Certificate or supplemental indenture.

“Regulations” mean the rules, the form of which are set forth on Annex A to this Indenture, attached to the Spanish public deed of issuance (escritura de emisión) for a series of Securities governing the taking of Resolutions of the Syndicate of Holders of Securities of such series and the relationship between such Syndicate and the Company and the Commissioner.

“Resolution of the Syndicate”, when used with respect to Holders of any series of Securities, has the meaning specified in Section 1.07.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06.

“Spanish Insolvency Law” means Law 22/2003 (Ley Concursal) of 9 July 2003 regulating insolvency proceedings in Spain, or an equivalent legal provision which replaces it in the future.

“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed by the Trustee pursuant to Section 3.08.

“Stated Maturity” means, with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, the date expressed in or pursuant to this Indenture as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Syndicate” means the syndicate (sindicato) constituted of all Holders of Securities of a particular series at any particular time, as provided in and governed by the Regulations applicable to Securities of such series and Title XI, Chapter IV of the Consolidated Text of the Spanish Corporations Law (Ley de Sociedades de Capital).

“Tax Certification Procedures” means certain procedures to collect certain information with respect to the Securities or the beneficial owners thereof to allow payment of interest and other amounts payable on the Securities free and clear of Spanish withholding tax.

“Taxing Jurisdiction” means, with respect to any entity, such entity’s jurisdiction of incorporation or residence for tax purposes, or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax with respect to any series of Securities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Trust Indenture Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series, provided that the Trustee shall not be the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company, the Guarantor or such other obligor.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

Section 1.02.  Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1)         an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(2)         “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(3)         all references to Sections, Articles, Exhibits or Annexes refer to Sections, Articles, Exhibits or Annexes of or to the Indenture unless otherwise indicated;

(4)         references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5)         in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.03.  Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters, upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Conflict with Trust Indenture Act and New York Law.  If any provision of this Indenture limits, qualifies, conflicts with, modifies or excludes a provision of the Trust Indenture Act that is required under such Trust Indenture Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control and prevail.

If any provision of the Regulations of the Syndicate of Holders of Securities of a given series limits, qualifies or conflicts with a provision of this Indenture (excluding Annex A hereof) or the Trust Indenture Act that is required under such Trust Indenture Act to be a part of and govern this Indenture, the provision of this Indenture (excluding Annex A hereof) or the Trust Indenture Act, as the case may be, shall control and prevail.  If any provision of the Regulations of the Syndicate of Holders of Securities of a given series modifies or excludes any provision of this Indenture (excluding Annex A hereof) or the Trust Indenture Act that may not be so modified or excluded, the provisions of this Indenture (excluding Annex A hereof) or the Trust Indenture Act, as the case may be, shall be deemed to apply to and to control the relevant Regulations.

Nothing in the Regulations of the Syndicate of Holders of Securities of any series or duties of the Commissioner of such Syndicate will limit or restrict the ability of the Trustee to perform its duties as Trustee under this Indenture (excluding Annex A hereof) and the Trust Indenture Act and, in the event of conflict, this Indenture (excluding Annex A hereof) and the obligations of the Trustee hereunder (excluding Annex A hereof) and under the Trust Indenture Act will control and prevail. The parties hereto and the Holders agree that any and all questions regarding a conflict related to the Trustee’s rights and duties hereunder shall be governed by and construed under the laws of the State of New York. Any and all proceedings in connection with the resolution of a conflict hereunder relating to the rights and duties of the Trustee hereunder shall be brought in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.

Nothing in the Regulations of the Syndicate of Holders of Securities of any series or duties of the Commissioner of such Syndicate will limit or restrict the ability of the Holders to take action in accordance with Article 5 and Article 9 hereof and the Trust Indenture Act and, in the event of conflict, this Indenture (excluding Annex A hereof) and the rights of the Holders under Article 5 and Article 9 hereof and under the Trust Indenture Act will control and prevail.  The parties hereto and the Holders agree that any and all questions regarding a conflict related to the rights of the Holders under Article 5 and Article 9  hereof and under the Trust Indenture Act, on the one hand, and the provisions of the Regulations, on the other hand, shall be governed by and construed under the laws of the State of  New York. Any and all proceedings in connection with the resolution of a conflict relating to the rights of Holders under Article 5 and Article 9  hereof and under the Trust Indenture Act, on the one hand, and the provisions of the Regulations, on the other hand, shall be brought in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.

Section 1.05.  Compliance Certificates and Opinions. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee:

(1)         an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)         an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 1.06.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)         a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)         a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)         a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 1.07.  Resolutions of the Syndicate.  (a)  Except as otherwise provided under this Indenture, the Regulations of the Syndicate of Holders of Securities of a series or the Trust Indenture Act, any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of such series shall be given or taken only by resolution duly adopted in accordance with this Indenture and the Regulations of the Syndicate of Holders of Securities of such series at a meeting of such Syndicate duly called and held in accordance with such Regulations, which resolution as so adopted is herein referred to as a “Resolution of the Syndicate” of the Holders.  Any such Resolution of the Syndicate will be embodied in the record of such meeting and will become effective when such record is delivered to the Trustee and, where it is expressly required, to the Company or the Guarantor.  Proof of the record of any meeting of a Syndicate as specified in the Regulations with respect to such Syndicate shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and the Guarantor and any agent of the Trustee, the Company or the Guarantor, if made in the manner provided in the Regulations related to such Syndicate.

(b) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.  For purposes of attending and voting at a meeting of a Syndicate of Holders of Securities of any series, the Regulations of the Syndicate of Holders of Securities of such series will provide that, so long as the Securities of any series are held through the facilities of DTC, the Commissioner shall accept an Official DTC Proxy or sub-proxy as evidence of the vote of such Holders in connection with a Resolution of the Syndicate. The Person delivering such Official DTC Proxy or sub-proxy shall be the Person entitled to represent the Holders at such meeting and who will vote on their behalf and may include the Trustee, the Custodian or an agent for either.

(c) If any of the Company or the Holders of Securities of any series representing at least 5% of the principal amount Outstanding of the Securities of such series wishes to solicit from the Holders of any Securities any Resolution of the Syndicate, the Company or such Holders shall give notice to the Trustee to request that the Commissioner call a meeting of the Syndicate or Syndicates of Holders of the affected series of Securities in accordance with the relevant Regulations, which notice shall include the substance of the matter or matters proposed to be considered at such meeting, and the Trustee shall request that the Commissioner give notice of any such meeting, together with the substance of the matter or matters proposed to be considered at such meeting, in accordance with the relevant Regulations within 14 days of receipt of such notice from the Company or from the relevant Holders.

(d) For the purpose of determining the Holders of Outstanding Securities of a series entitled to give, make or take any Resolution of the Syndicate provided or permitted by this Indenture, only the Holders of Securities Outstanding at the close of business on any record date established by the Commissioner in accordance with the Regulations of the Syndicate of Holders of Securities of such series, as shown in the Security Register, shall be deemed to be Holders of such Securities for the purpose of determining whether the Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such Resolution of the Syndicate.

(e) Any request, demand, authorization, direction, notice, consent or waiver by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Company or the Guarantor in reliance thereon, whether or not notation of such request, demand, authorization, direction, notice, consent or waiver is made upon such Security.

(f) The Trustee shall be entitled to conclusively rely on any Resolution of the Syndicate notified to it pursuant to Section 1.10 hereof, on any notice or instruction received from the Commissioner of a Syndicate and on any document issued by the Commissioner of a Syndicate (e.g., a certification of the resolutions passed by a meeting of the Syndicate), and the Trustee will not be responsible or liable to the Company, the Guarantor or the Holders for any Losses arising out of or in connection with its reliance on any such Resolution of the Syndicate or other such document.

(g) Notwithstanding anything to the contrary set forth in this Section 1.07, nothing in any Resolution of the Syndicate shall require the Trustee to take any action with respect to the Securities of any series unless the Company, the Guarantor or one or more Holders of the Securities of such Series shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in taking such action.

(h) So long as the Securities of any series are held through the facilities of DTC, if beneficial owners of interests in Securities of any series have instructed the direct or indirect DTC participants through which they hold their beneficial ownership interests in the Global Securities of such series to vote on the matters proposed to be considered at the relevant meeting of the Syndicate through DTC, and DTC has delivered an Official DTC Proxy to the Trustee evidencing such vote, the Trustee is entitled to conclusively rely on the Official DTC Proxy in connection with any action or direction given by such beneficial owners pursuant to Article 5 and Article 9 hereof if it does not receive a record of a Resolution of the Syndicate from the Commissioner within five Business Days following the date of the relevant meeting of the Syndicate.

Section 1.08.  Establishment of Syndicate and Appointment of Commissioner.  For each series of Securities issued hereunder, the Company shall establish a Syndicate in respect of the Securities of that series in accordance with the Spanish Corporations Law (Ley de Sociedades de Capital).  The Company shall appoint a temporary Commissioner in the relevant public deed of issuance (escritura de emisión) to serve as Commissioner of the Syndicate of each series of Securities until it resigns or is removed pursuant to the Regulations of the Syndicate of the relevant series of Securities.  Thereafter, the Commissioner shall be such Person as may be appointed pursuant to the Regulations of the Syndicate of the relevant series of Securities.  Every Holder of Securities of such series will be deemed to have agreed to membership in the Syndicate in respect of Securities of such series, and such Holders as of the record date set for the first meeting of the Syndicate established by the Commissioner pursuant to the Regulations of the Syndicate in respect of Securities of such series shall be deemed to have granted full power and authority to the Trustee with respect to Securities of such series to act as its proxy to vote at the first meeting of the Syndicate of Holders of Securities of such series in favor of the ratification of the Regulations in respect of such Syndicate, the ratification of the designation and appointment of the temporary Commissioner appointed by the Company as Commissioner of such Syndicate and the ratification of the actions of the temporary Commissioner of such Syndicate performed prior to such first meeting of such Syndicate.  The Regulations of the Syndicate with respect to the Securities of any series shall provide that the Commissioner must give the Trustee prompt notice of any request it receives to hold a meeting, and that, unless requested to take action by the Trustee, the Commissioner may only take action pursuant to the Regulations subject to the control of the Trustee.

Section 1.09.  Meetings of the Syndicate.  The Trustee shall request that the Commissioner call meetings of each Syndicate of Holders of Securities of the affected series as provided herein. A meeting may also be called pursuant to the

Regulations.  The Trustee or an agent or representative thereof shall be required to attend any meeting of any Syndicate.  Notices of meetings of any Syndicate in respect of any series of Securities shall be given pursuant to Section 1.11 and shall also be given in accordance with the Regulations to the Holders (for the avoidance of doubt, so long as the Securities of any series are held through the facilities of DTC, the sole registered holder is expected to be Cede & Co.).

Section 1.10.  Notices, etc., to Trustee, Company and Guarantor.  (a) Any request, demand, direction, notice, or record of a Resolution of the Syndicate of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder, or any request, demand, authorization, direction, notice, consent or waiver by the Company or the Guarantor, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, with a copy to The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administration.

(b) Any record of a Resolution of the Syndicate of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Guarantor by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor at Ciudad Grupo Santander, Edificio Amazonia, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (Facsimile number: 011-34-91-257-1473), Attention: Financial Division or at any other address previously furnished in writing to the Trustee by the Guarantor.

(c) Any record of a Resolution of the Syndicate of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company at Ciudad Grupo Santander, Edificio Amazonia, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (Facsimile number: 011-34-91-257-1473), Attention: Financial Division, or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.11.  Notice to Holders of Securities; Waiver.  (a) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such Notice.  In addition to the foregoing, notice of any meeting of Holders of Securities of a given series shall be given in accordance with Section 1.07(c) and the Regulations of the Syndicate of Holders of Securities of such series.

(b) Any notice which is given in the manner provided in this Section 1.11 and the applicable Regulations shall be conclusively presumed to have been duly given or provided on the seventh (7th) day after the date of such mailing.  Without limiting the generality of the foregoing, in any case where notice to Holders of Securities is given by mail as provided by this Section 1.11, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee, in addition to any notice required to be made under the applicable Regulations, shall constitute a sufficient notification for every purpose hereunder.

(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.12.  Language of Notices.  Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.13.  Legal Holidays.  In any case where any Interest Payment Date, Stated Maturity or Maturity Date of any Security, or the last date on which a Holder has the right to convert Securities of a series that are convertible, shall be a Legal Holiday at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted on such date but such payment may be made, and such Securities may be converted, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity Date, or on such last day for conversion and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity or Maturity Date, as the case may be.

Section 1.14.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.15.  Successors and Assigns.  All covenants and agreements in this Indenture by the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 1.16.  Separability Clause.  In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.17.  Benefits of Indenture.  Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities, any benefit, any legal or equitable right, remedy or claim under this Indenture.

Section 1.18.  Governing Law.  This Indenture, the Securities and the related Guarantees and all other matters arising from or in connection with the Indenture, the Securities and the related Guarantees shall be governed by and construed under the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State, except that the due authorization and execution by the Company and the Guarantor of this Indenture, the Securities and the Guarantees, and Sections 1.08, 1.09 and 13.02 of this Indenture shall be governed by and construed in accordance with Spanish law.  The ranking of the Securities and related Guarantees, the Regulations of each Syndicate and the duties of and all other matters relating to the Commissioner shall be governed by and construed in accordance with Spanish law.

Section 1.19. Appointment of Agent for Service; Submission to Jurisdiction.  Each of the Company and the Guarantor has designated and appointed Banco Santander, S.A., New York Branch, 45 E. 53rd Street, New York, New York 10022 as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit or proceeding in any U.S. federal or state court in the Borough of Manhattan, The City of New York arising out of or relating to the Securities, the Guarantee or this Indenture, but for that purpose only, and agrees that service of process upon said Authorized Agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.  Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Company or the Guarantor, as the case may be, and such successor’s acceptance of such appointment.  Upon such acceptance, the Company or the Guarantor, as the case may be, shall notify the Trustee of the name and address of such successor.  Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Authorized Agent in full force and effect so long as any of the Securities shall be Outstanding.  The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company or the Guarantor to take any such action.  Each of the Company and the Guarantor hereby irrevocably submits (for the purpose of any such suit or proceeding) to the non-exclusive jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 1.20.  Waiver of Jury Trial.  EACH OF THE COMPANY, THE GUARANTOR, THE TRUSTEE, THE PAYING AGENT AND THE CALCULATION AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES, ANY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.21.  Counterparts.  This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE 2
Securities Forms

Section 2.01.  Forms Generally.  Each Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security as evidenced by their execution of such Security.

The Securities of any series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Company and upon the insolvency of the Company (and unless they qualify as subordinated claims pursuant to Article 92 of the Spanish Insolvency Law and subject to any applicable statutory exceptions) will rank pari passu and ratably without preference among themselves and the payment obligations of the Company under the Securities of such series will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness, present and future.  The obligations of the Company in respect of the Securities of each series will be effectively subordinated to those obligations that are preferred under the Spanish Insolvency Law.

By purchasing a Security of any series, the Holder waives any preference or priority that may be conferred upon such Holder by any existing or future law over the holders of any other series of Securities or any other unsecured and unsubordinated debt securities issued by the Company (the “Senior Securities”) so that the Securities of that series shall not in any circumstances rank ahead of any such other series of Securities or any other Senior Securities (provided, however, that no such waiver shall apply in respect of any other series of Securities or Senior Securities which qualify as subordinated claims pursuant to Article 92 of the Spanish Insolvency Law).

Unless otherwise provided in or pursuant to this Indenture, the Securities shall be issuable in registered form without coupons in denominations of $1,000 in principal amount.

Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

Section 2.02.  Form of Trustee’s Certificate of Authentication.  Subject to Section 6.13, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee
By:
Authorized Officer

Section 2.03.  Securities in Global Form.  The Securities may be issuable in global form.  If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges of interests in the Global Security for Securities issued in definitive form.  Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.03 or Section 3.05 with respect thereto.  Subject to the provisions of Section 3.03 and, if applicable, Section 3.05, the Trustee shall deliver and redeliver any Global Security in permanent form in the manner and upon instructions given by the Person specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 3.03 or Section 3.05 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Global Security shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Section 3.08, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Global Security in permanent form shall be made to the Person or Persons specified in the Global Security.

Notwithstanding the provisions of Section 3.09 and except as provided in the preceding paragraph, the Company, the Guarantor, the Trustee, any Agent and any other agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form.

Section 2.04.  Forms of Legends for Global Securities.  Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear legends in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.

Section 2.05.  Form Of Securities.  Unless otherwise provided in the relevant supplemental indenture pursuant hereto, the Fixed Rate Securities of any series shall be in substantially the form of Exhibit A hereto and the Floating Rate Securities of any series shall be in substantially the form of Exhibit B hereto.

Section 2.06.  Form of Guarantee.  Unless otherwise provided in the relevant supplemental indenture pursuant hereto, the Guarantee to be endorsed on the Securities of each series of Securities shall be in substantially the form of Exhibit C hereto.

ARTICLE 3
The Securities

Section 3.01.  Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established or issued in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,

(a) the title of such series of Securities and the series in which such Securities will be included;

(b) any limit on the aggregate principal amount of such series of Securities and the related Guarantees;

(c) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such series of Securities will be issued;

(d) if such series of Securities is to be issuable in global form, then when such Securities are to be issuable in global form and (i) whether beneficial owners of interests in such series of Global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur,  (ii) the name of the Depository with respect to any Global Security of such series, and (iii) the form of any legend or legends that must be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04;

(e) the date or dates on which principal of such series of Securities is payable, or the method, if any, by which such date or dates will be determined and, if other than the full principal amount, the portion payable or the method by which the portion of the principal amount of the series of Securities payable on that date is determined;

(f) the rate or rates (which may be fixed or variable) at which such series of Securities will bear interest, if any, or the method by which such rate or rates are to be determined and the manner, if other than as set forth in this Indenture, in which interest will be calculated;

(g) if other than as described in this Indenture, the date or dates from which interest on such series of Securities, if any, will accrue or the method, if any, by which such date or dates will be determined;

(h) the date or dates on which interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the Record Dates for the Interest Payment Dates, if any;

(i) whether and under what circumstances in addition to those described in this Indenture Additional Amounts on such series of Securities must be payable;

(j) if certificates representing such series of Securities will be issued in temporary or permanent global form, the identity of the Depository for the Global Securities, and the manner in which any principal, premium, interest or Additional Amounts payable on those Global Securities will be paid if other than as set forth in this Indenture;

(k) if other than as set forth in this Indenture, each office or agency where, subject to the terms of this Indenture, any principal, premium, interest or Additional Amounts, if any, on such series of Securities will be payable, where such series of Securities may be presented for registration of transfer or exchange and where notices or demands to the Company in respect of such series of Securities or this Indenture may be served;

(l) if other than as set forth in this Indenture, whether any of such series of Securities are to be redeemable at the option of the Company and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company and the terms and provisions of such optional redemption;

(m) whether the Company is obligated to redeem or purchase any of such series of Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Securities;

(n) the denomination, if different from that set forth in this Indenture, in which any of such series of Securities shall be issuable;

(o) whether any of the Securities will be issued as Original Issue Discount Securities;

(p) any deletions, modifications or additions to, with respect to such series of Securities, the Events of Default or covenants of the Company or the Guarantor set forth in this Indenture;

(q) any provisions in modification of, in addition to or in lieu of any of the provisions of Section 4.02;

(r) if other than the Trustee, the identity of each Security Registrar, Paying Agent, Calculation Agent (if applicable) or Authenticating Agent in respect of such series of Securities;

(s) the deed of issuance (escritura de emisión) related to such series of Securities and the Regulations related to such series of Securities;

(t) additional or alternative material U.S. federal or Spanish income tax considerations applicable to such series of Securities and the related Guarantees if different from the considerations described in this Indenture; and

(u) any other terms of such series of Securities, which shall be consistent with the provisions of this Indenture.

All Securities of any one series shall be substantially identical except as may otherwise be provided in or pursuant to such Board Resolution or in any indenture supplemental hereto pertaining to such Securities.  The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Officer’s Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officer’s Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officer’s Certificate or supplemental indenture.  All Securities of any one series need not be issued at the same time and, unless otherwise so provided by the Company, a series may be reopened, without the consent of any Holder of Securities of such series, for issuances of additional Securities of such series (which will be consolidated and form one series with the Securities of the series previously issued) or to establish additional terms of such series of Securities.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such series of Securities.

Section 3.02.  Currency; Denominations.  The principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable only in Dollars.  Securities shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 3.03.  Execution, Authentication, Delivery and Dating.  Securities shall be executed on behalf of the Company by one of the representatives of the Company entitled to do so by Board Resolution or by any member of the Board of Directors.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company and having Guarantees endorsed thereon by the Guarantor, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.01 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in relying upon,

(a) an Opinion of Counsel to the effect that:

(i) the form or forms and terms of such Securities, if any, have been established in conformity with the provisions of this Indenture;

(ii) all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertion and executed and delivered by the Company to the Trustee for authentication pursuant to this Indenture and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture; such Opinion of Counsel need express no opinion as to the availability of equitable remedies;

(iii) all laws and requirements in respect of the execution and delivery by the Company of such Securities, if any, have been complied with; and

(iv) this Indenture has been qualified under the Trust Indenture Act; and

(b) an Officer’s Certificate stating that, to the best knowledge of the Person executing such certificate, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series.  After any such first delivery, any separate request by the Company that the Trustee authenticate Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.02 or Section 6.13 executed by or on behalf of the Trustee by the manual signature of one of its authorized officers or by the Authenticating Agent.  Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.  Execution of Public Deed of Issuance and Form of Regulations.  The Spanish Corporations Law (Ley de Sociedades de Capital) requires the Commissioner of each Syndicate of Holders of Securities of the relevant series to sign the public deed of issuance (escritura de emisión) related to each such series of Securities.  Each such public deed of issuance (escritura de emisión) shall be filed with the Mercantile Registry of Madrid on or prior to the date of original issuance of such series of Securities and shall include the Regulations in respect of such Syndicate, which shall be substantially in the form of the unofficial translation of the form of Regulations for the Syndicate of Holders of Securities of each series set forth in Annex A hereto.

Section 3.05.  Temporary Securities.  Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.03, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form.  Such temporary Securities may be in global form.

Except in the case of temporary Global Securities, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions.  Unless otherwise provided in or pursuant to this Indenture with respect to a temporary Global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.06.  Registration, Transfer and Exchange. (a) The Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of such series and of transfers of the Securities of such series.  Such Office or Agency shall be the “Security Registrar” for that series of Securities.  In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.  The Trustee is hereby initially appointed as Security Registrar for each series of Securities.  Unless otherwise provided with respect to a particular series of Securities, there shall be only one Security Register for each series of Securities.

(b) Upon surrender for registration of transfer of any Security of any series at any Office or Agency for such series, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

(c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series.  Whenever any Securities are so surrendered for exchange, the Company shall execute, the Guarantor shall endorse the Guarantee on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(d) Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.  Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for definitive registered securities, a Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or by such Depository.  Except as otherwise provided in or pursuant to this Indenture, any series of Security represented by a Global Security shall be exchangeable for definitive Securities with the same terms in authorized denominations only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository or if the Depository ceases to be a clearing agency registered under applicable law and a successor Depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such Global Security shall be so exchangeable, or (iii) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.  If the beneficial owners of interests in a Global Security are entitled to exchange such interests for definitive Securities, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such Global Security, executed by the Company and with the Guarantee endorsed thereon by the Guarantor.  On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered from time to time by the Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the Depository (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge.  The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered Global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such Global Security to be exchanged, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date.  Promptly following any such exchange in part, such Global Security shall be returned by the Trustee to such Depository or such other Depository referred to above in accordance with the instructions of the Company referred to above.

(e) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

(f) Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

(g) No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05 or 9.05 not involving any transfer.

(h) Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day selected for redemption of Securities of like tenor and the same series and ending at the close of business on the day selected for such redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption.

Section 3.07.  Mutilated, Lost, Stolen, Defaced, Destroyed or Wrongfully Taken Securities. If a mutilated Security is surrendered to the Trustee or if a Holder claims that its Security has been lost, stolen, defaced, destroyed or wrongfully taken, and delivers to the Company and to the Trustee evidence to their satisfaction of such event, the Company will issue, the Guarantor will endorse the Guarantee on, and the Trustee will authenticate, a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Security is an additional obligation of the Company and entitled to the benefits of this Indenture.  If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Security is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Security.  In case the mutilated, lost, stolen, defaced, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay the Security instead of issuing a replacement Security.

Section 3.08.  Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.  (a) Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Record Date for such interest.

The Company shall, before 10:00 a.m. (New York time) on each due date of the principal (and premium, if any) or interest or any other amounts due on any Securities, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest or any other amounts due or so becoming due, such sum to be held in trust by the Paying Agent for the benefit of the Persons entitled to such principal, premium or interest or any other amounts due and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee and the Paying Agent of its action or failure so to act.  Subject to actual receipt of such funds as provided by this Section by the designated Paying Agent, such Paying Agent shall make payments on the Securities in accordance with the provisions of this Indenture.

(b) Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided.  Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holder of such Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than ten days prior to such Special Record Date.  The Trustee shall, at the instruction of the Company, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii).

(ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

(c) Unless otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America or any jurisdiction thereof.

(d) Subject to the foregoing provisions of this Section and Section 3.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09.  Persons Deemed Owners.  (a) Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company and the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.08) interest on and any Additional Amounts with respect to such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and none of the Company, the Trustee or any agent of the Company and the Trustee shall be affected by notice to the contrary.  The aggregate principal amount of the Securities of any series shall be reflected on the books and records of the Registrar.

(b) No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall impair, as between the Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as Holder of any Security.  None of the Company, the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.10.  Cancellation.  The Company or the Guarantor at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold.  Any Registrar or the Paying Agent will forward to the Trustee any Securities surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Securities surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or  the written instructions of the Company.  The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 3.11.  Interest and Interest Rate.  Except as otherwise provided in or pursuant to this Indenture, interest on each series of Securities shall be computed as follows:

(a) Unless otherwise provided in the relevant Officer’s Certificate or supplemental indenture pursuant hereto, in the case of Fixed Rate Securities of any series:

(i) Each series of Fixed Rate Securities will bear interest from the date of issuance thereof or from the most recent date through which the Company or the Guarantor, as the case may be, has paid or provided for interest on such series of Fixed Rate Securities at the rate set forth in the relevant Officer’s Certificate or supplemental indenture.

(ii) Interest on each series of Fixed Rate Securities will accrue from and including the date of issuance thereof to but excluding the Maturity Date or any earlier Redemption Date thereof.

(iii) Interest on any series of Fixed Rate Securities will be payable semi-annually, or as otherwise set forth in the relevant Officer’s Certificate or supplemental indenture, beginning on the First Interest Payment Date on such series of Fixed Rate Securities to the Maturity Date or any earlier Redemption Date of such series of Fixed Rate Securities and on such Maturity Date or earlier Redemption Date.

(iv) The Company or the Guarantor, as the case may be, will pay interest on the Fixed Rate Securities of each Series on each Interest Payment Date thereon as set forth in the relevant Officer’s Certificate or supplemental indenture.

(v) Interest on the Fixed Rate Securities of each series will be computed on the basis of a 360-day year of twelve 30-day months.

(vi) Except as described below for the first Interest Payment Date on the Fixed Rate Securities of each series, on each Interest Payment Date, the Company or the Guarantor, as the case may be, will pay interest on the Fixed Rate Securities of each series for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.  On the first Interest Payment Date on the Fixed Rate Securities of each series, the Company or the Guarantor, as the case may be, will pay interest for the period beginning on and including the issue date and ending on and including the day immediately preceding the First Interest Payment Date on the Fixed Rate Securities of such series.

(vii) If any Interest Payment Date on the Fixed Rate Securities of any series falls on a day that is not a Business Day, such payment of interest shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date.

(viii) All dollar amounts resulting from the calculation of interest payable on the Fixed Rate Securities of any series will be rounded to the nearest cent (with one half cent being rounded upwards).

(b) Unless otherwise provided in the relevant Officer’s Certificate or supplemental indenture pursuant hereto, in the case of Floating Rate Securities of any series:

(i) Each series of Floating Rate Securities will bear interest from the date of issuance thereof or from the most recent date through which the Company or the Guarantor, as the case may be, has paid or provided for interest on such series of Floating Rate Securities.

(ii) The interest rate per annum for the Floating Rate Securities of each series will be reset on the first day of each Interest Period on such series of Floating Rate Securities and will be equal to LIBOR plus or minus the applicable spread with respect to such series of Floating Rate Securities as provided in the relevant Officer’s Certificate or supplemental indenture and as determined by the Calculation Agent.

(iii) The amount of interest to be paid on each Floating Rate Security for each Interest Period thereon will be calculated by adding the applicable Daily Interest Amounts for each day in the Interest Period.  The Daily Interest Amount on a Floating Rate Security of each series will be calculated by dividing the applicable interest rate on such Floating Rate Security in effect for that day by 360 and multiplying the result by the aggregate outstanding principal amount of such Floating Rate Security on that day.

(iv) The Company or the Guarantor, as the case may be, will pay interest on the Floating Rate Securities of each series quarterly, or as otherwise provided in the relevant Officer’s Certificate or supplemental indenture, on each Interest Payment Date with respect to such series of Floating Rate Securities, commencing on the First Interest Payment Date on such series of Floating Rate Securities to and including the applicable Maturity Date or Redemption Date of such series of Floating Rate Securities, to the persons in whose names such floating rate notes are registered at the close of business on the Record Date.

(v) If any Interest Payment Date on a series of Floating Rate Securities would fall on a day that is not a Business Day, other than the Interest Payment Date that is also the Maturity Date of such series of Floating Rate Securities, that Interest Payment Date will be postponed to the following day that is a Business Day, except that if such next Business Day is in a different month, then that Interest Payment Date will be the immediately preceding day that is a Business Day.

(vi) Except as described below for the first Interest Period on each series of Floating Rate Securities, on each Interest Payment Date on each series of Floating Rate Securities, the Company or the Guarantor, as the case may be, will pay interest on the Floating Rate Securities of such series for the period commencing on and including the immediately preceding Interest Payment Date and ending on but excluding that Interest

Payment Date.  The first Interest Period for the Floating Rate Securities of each series will begin on and include the issuance date of the Floating Rate Securities of such series and will end on but exclude the First Interest Payment Date on the Floating Rate Securities of such series.

(vii) The interest rate on the Floating Rate Securities of any series will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(viii) All percentages resulting from any calculation of interest on the Floating Rate Securities of any series as provided in or pursuant to this Indenture will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 3.576545% (or .03576545) being rounded to 3.57655% (or .0357655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded upwards).

(c) If the Maturity Date or earlier Redemption Date of any Security is not a Business Day, payment of principal and interest on the applicable Security will be made on the next day that is a Business Day, and no interest will accrue for the period from and after such Maturity Date or Redemption Date.

(d) Interest on each Security will be paid only to the Person in whose name such Security is registered at the close of business on the Record Date for the applicable Interest Payment Date.

Section 3.12.  Maintenance of Tax Certification Procedures.  So long as (i) any principal amount of the Securities of any series remains outstanding and (ii) Spanish law requires the collection of certain information with respect to the Securities or the beneficial owners thereof to allow payment of interest and other amounts payable on the Securities free and clear of Spanish withholding tax, then the Issuer and the Guarantor shall use their commercially reasonable efforts to maintain, implement or arrange for the implementation of Tax Certification Procedures, and the Paying Agent and Calculation Agent shall, to the extent required, comply with any such Tax Certification Procedures.

ARTICLE 4
Satisfaction and Discharge of Indenture

Section 4.01.  Satisfaction and Discharge.  (a) Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order (except as to any surviving rights of registration of transfer or exchange or conversion of Securities of such series herein expressly provided for and any right to receive Additional Amounts), and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(i) either

(A) all Securities of such series theretofore authenticated and delivered (other than (y) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (z) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities of such series and, in the case of (1) or (2) below, not theretofore delivered to the Trustee for cancellation

(1) have become due and payable, or

(2) will become due and payable at their Stated Maturity within one year, or

(3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity Date thereof, as the case may be;

(ii) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

(b) In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

(c) Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Sections 6.06 and 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Sections 3.06, 3.07, 4.03 and the last paragraph of Section 10.03 shall survive.

Section 4.02.  Defeasance and Covenant Defeasance.  (a) Unless otherwise specified in a supplemental indenture hereto, the Company or the Guarantor may at their option by Company Order, at any time, with respect to any series of Securities or specified Securities within a particular series, and the Guarantees thereof, elect to apply Section 4.02(b) or Section 4.02(c) to such Outstanding Securities upon compliance with the conditions set forth below in this Section 4.02.

(b) Upon the satisfaction of the conditions set forth in Section 4.02(d), the Company or the Guarantor may elect to have their respective obligations under this Indenture discharged with respect to any Securities of or within a series and the Guarantees thereof, and the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and the Guarantor shall be deemed to have been discharged from its obligations with respect to the related Guarantees on the date that such conditions are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and the Guarantor shall be deemed to have satisfied all its obligations under this Indenture and with respect to the Guarantees relating to such Securities, and such Securities shall thereafter be deemed to be Outstanding only for the purposes of subsection (e) of this Section 4.02 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and each of the Company and the Guarantor shall be deemed to have satisfied all of its other obligations under such Securities, the Guarantees thereof and this Indenture insofar as such Securities and the Guarantees thereof are concerned (and the Trustee, at the expense of the Company and the Guarantor, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in subsection (d) of this Section 4.02 and as more fully set forth in such Section, payments in respect of the principal of  and interest (and premium, if any) on such Securities when such payments are due, (ii) the Company’s and the Guarantor’s obligations with respect to such Securities under Section 3.06, 3.07, 10.02 and 10.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.04, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.02.  The Company or the Guarantor may exercise its option under this Section 4.02(b) notwithstanding the prior exercise of its option under subsection (c) of this Section 4.02 with respect to such Securities.

(c) Upon the satisfaction of the conditions set forth in Section 4.02(d), the Company or the Guarantor may elect to have their respective obligations under this Indenture discharged with respect to any Securities of or within a series, and the Company and the Guarantor shall be released from, if specified pursuant to Section 3.01, their obligations under any other covenant, with respect to such Outstanding Securities and the Guarantees thereof on and after the date that such conditions are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Resolution of the Syndicate of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Section hereof or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and the Guarantee thereof shall be unaffected thereby; provided that covenant defeasance shall not impair or affect the rights of Holders of Securities of that series to receive, from the trust funds described in Section 4.02(d)(i), payment of principal, Redemption Price, interest or Additional Amounts, if any, payable under the terms of the relevant Securities.

(d) The following shall be the conditions to application of subsection (b) or (c) of this Section 4.02 to any Outstanding Securities of or within a series:

(i) The Company or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Section 4.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount in Dollars, or (B) U.S. Government Obligations applicable to such Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on such outstanding Securities on the Stated Maturity of such principal or installment of principal or interest and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

(ii) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

(iii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iv) In the case of an election under subsection (b) of this Section 4.02, the Company or the Guarantor shall have delivered to the Trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters stating that (A) the Company or Guarantor has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (B) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(v) In the case of an election under subsection (c) of this Section 4.02, the Company or the Guarantor shall have delivered to the Trustee an opinion of counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vi) The Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under subsection (b) or (c) of this Section 4.02 (as the case may be) have been complied with.

(vii) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Trust Indenture Act).

(viii) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended and rules and regulations adopted by the Commission thereunder, unless such trust shall be registered under such Trust Indenture Act or exempt from registration thereunder.

(ix) Notwithstanding any other provisions of this Section 4.02(d), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(e) Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.02(e), the “Trustee”) pursuant to subsection (d) of Section 4.02 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the

Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

(f) Anything in this Section 4.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or the Guarantor from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in subsection (d) of this Section 4.02 which, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.02.

Section 4.03.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 or 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, premium, interest and Additional Amounts for whose payment such money has or U.S. Government Obligations have been deposited with or received by the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Order of the Company any money or U.S. Government Obligations held by it as provided in Section 3.02 with respect to any Securities which, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the defeasance or covenant defeasance, as the case may be, with respect to such Securities.

Section 4.04.  Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor under this Indenture, the Securities and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 4 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 4; provided, however, that, if the Company or the Guarantor has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company and the Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE 5
Remedies

Section 5.01.  Events of Default.  “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the relevant supplemental indenture or Board Resolution creating a particular series of Securities or in the Officer’s Certificate for such series:

(a) failure by the Company, or the Guarantor pursuant to the Guarantee, to make payment of principal or interest due in respect of any Security of such series and such default continues for a period of 7 days; or

(b) failure by the Company, or the Guarantor pursuant to the Guarantee, to make payment of Additional Amounts, if any, due in respect of any Security of such series and such default continues for a period of 30 days; or

(c) failure by the Company or the Guarantor to perform any of their respective obligations (other than the payment of principal, interest or Additional Amounts referred to in (a) or (b) above) under or in respect of any Securities of such series, the related Guarantees or the Indenture and such failure continues for a period of 60 days after there has been given, by the Trustee or a Holder of a Security of such series, to the Company notice specifying such failure and requiring it to be remedied; or

(d) an order is made by any competent court or any resolution is passed by the Company or the Guarantor, as the case may be, for the winding-up or dissolution of the Company or Guarantor (other than for the purpose of a merger, consolidation or sale permitted under Section 8.01, provided that the entity resulting from any such merger, consolidation or sale will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings Ltd. at least equal to the rating for long-term senior debt of the Company or Guarantor, as the case may be, immediately prior to such merger, consolidation or sale); or

(e) the Company or the Guarantor ceases or threatens to cease to carry on the whole or substantially the whole of its business (except for the purpose of a merger, consolidation or sale permitted under Section 8.01, provided that the entity resulting from any such merger, consolidation or sale will have a rating for long-term senior debt assigned by Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings Ltd. at least equal to the rating for long-term senior debt of the Company or Guarantor, as the case may be, immediately prior to such merger, consolidation or sale); or the Company or the Guarantor stops or threatens to stop payment of, or is unable to, or admits inability to, pay any of its debts as they fall due, or is deemed unable to pay any of its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(f) if (x) proceedings are initiated against the Company or Guarantor under any applicable liquidation, insolvency, reorganization or other similar laws, or an application made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Company or the Guarantor or in relation to the whole or a part of the assets of either of them, or any secured party takes possession of the whole or a part of the assets of either of them, or execution, attachment, sequestration or other similar process is executed, enforced upon, sued upon or put in force against the whole or a part of the assets of either of them and (y) in any case is not discharged within 60 days; or

(g) the Company or the Guarantor initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, reorganization or other similar laws or makes a conveyance or assignment for the benefit of, or enters into any workout or other arrangement with, its creditors generally (or any class of its creditors); or

(h) the Guarantees with respect to Securities of such series cease to be valid and binding obligations of the Guarantor, or it becomes unlawful for the Guarantor to perform its obligations under such Guarantees, or such Guarantees are claimed by the Company or the Guarantor not to be in full force and effect.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.  (a) If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then the Trustee, acting pursuant to a

Resolution of the Syndicate of the Holders of the Securities of the relevant series, with respect to all Outstanding Securities of such series, may, by written notice to the Company, at the specified office of the Trustee, declare that the Securities of such series and all interest then accrued on the Securities of such series shall be immediately due and payable, whereupon the same shall become immediately due and payable at their principal amount, together with all interest (if any) accrued thereon and Additional Amounts (if any) without presentment, demand, protest or other notice of any kind, all of which the Company or the Guarantor, as the case may be, shall expressly waive, unless prior to such Resolution of the Syndicate of the Holders of the Securities of such series, all Events of Default in respect of the Securities of such series will have been cured.

(b) At any time after such a declaration of acceleration with respect to Securities or Security, as the case may be, of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series may, acting pursuant to a Resolution of the Syndicate of the Holders of the Securities of the relevant series, rescind and annul such declaration and its consequences if:

(i) the Company or the Guarantor has paid or deposited with the Trustee a sum of money sufficient to pay

(A) all overdue installments of any interest on and Additional Amounts with respect to all Securities of such series,

(B) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities,

(C) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(D) all sums paid or advanced by the Trustee and any Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, any Agent hereunder and all other amounts due the Trustee under Section 6.07; and

(ii) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of and any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.13.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.  (a) The Company and the Guarantor covenant that if

(i) default is made in the payment of any installment of interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

(ii) default is made in the payment of the principal of or any premium on any Security at its Maturity Date and such default is not remedied within 7 days,

the Company or the Guarantor shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 6.07.

(b) If the Company or the Guarantor fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, acting upon a Resolution of the Syndicate of the Holders of Securities of such series or in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon such Securities, and the Guarantee and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon such Securities and the Guarantee, wherever situated.

(c) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or the Guarantee or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.04.  Trustee May File Proofs of Claim.  (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel and of the Holders of Securities) allowed in such judicial proceeding, and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 5.05.  Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 5.06.  Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due to the Trustee and any predecessor Trustee under Section 6.07;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively;

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.07.  Limitations on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(ii) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.08.  Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.  Notwithstanding any other provision in this Indenture and in any Security, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.08) interest on, and any Additional Amounts with respect to, such Security on or after the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Holder, except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Resolution of the Syndicate, on behalf of the Holders of all Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

Section 5.09.  Restoration of Rights and Remedies.  If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, lost, stolen, defaced, destroyed or wrongfully taken Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 5.12.  Control by Holders of Securities.  The Holders of a majority in principal amount of the Outstanding Securities of the relevant series, by Resolution of the Syndicate, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

(i) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(ii) the Trustee may refuse to follow any direction that may involve the Trustee in personal liability,

(iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(iv) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

Section 5.13.  Waiver of Past Defaults.  (a)  Subject to Section 5.02(b)(i)(D), the Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may, by Resolution of the Syndicate, waive any past default hereunder with respect to such series and its consequences, except a default

(i) in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Security of such series, or

(ii) in respect of a provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.  Waiver of Stay or Extension Laws.  The Company and the Guarantor each covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor each expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

ARTICLE 6
The Trustee

Section 6.01.  Certain Duties and Responsibilities.  The duties and responsibilities of the Trustee shall be as specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants nor obligations shall be read into this Indenture against the Trustee, except as otherwise required by the Trust Indenture Act.  Whether or not herein or therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.  Certain Rights of Trustee.  Except as set forth in this Article, no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any document issued by the Commissioner of a Syndicate (e.g., a certification of the resolutions passed by a meeting of the Syndicate), Official DTC Proxy, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee shall have the right to request at any time that the Company and the Guarantor deliver a written certificate setting forth the names and titles of all Authorized Persons;

(b) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security, to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company or the Guarantor may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation or inquiry into (i) the performance of the Company of any of its covenants set forth in this Indenture and (ii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company or the Guarantor, personally or by agent or attorney;

(g) the Trustee shall not be charged with knowledge of the occurrence of any default or an Event of Default (other than an Event of Default included in Section 5.01(a) and Section 5.01(b) hereof), and such knowledge shall not be imparted to the Trustee, unless a Responsible Officer of the Trustee has received written notice of such default or Event of Default from the Company or any Holder of an Outstanding Security of the relevant series and such notice references the specific default or Event of Default under the Securities of such series and this Indenture, and is given in the manner required by Section 1.04 hereof;

(h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security and/or indemnity against such risk or liability is not reasonably assured to it;

(j) the rights, privileges, protections and/or secured immunities and benefits given to the Trustee pursuant to this Indenture, including, without limitation, the indemnification of the Trustee pursuant to Section 6.07(a)(iii), are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent and other Person employed to act hereunder;

(k) under no circumstances will the Trustee be liable to the Company for any indirect, special, punitive or consequential loss (being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage;

(l) the Trustee may request that the Company or the Guarantors deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(m) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(n) the Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstance beyond its control;

(o) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(p) following the occurrence of an Event of Default, the Trustee shall be entitled to require all agents (including the Paying Agent) to act pursuant to its instruction.

Section 6.03.  Notice of Defaults.  Within 90 days after the occurrence of any default hereunder known to the Trustee with respect to the Securities of any series (subject to Section 6.02(g) hereof), the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.03(c), notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.04.  Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Guarantor and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Guarantee, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.05.  May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company or the Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 6.06.  Money Held in Trust.  Except as provided in Section 4.03 and Section 10.03, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested.  The Trustee shall be under no liability for interest on any money received by it hereunder.

Section 6.07.  Compensation and Reimbursement.  (a) The Company and the Guarantor jointly and severally agree:

(i) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder as agreed between the Company, the Guarantor and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, delegates, advisors and counsel), except to the extent that any such expense, disbursement or advance has been caused by the Trustee’s negligence or bad faith; and

(iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense has been caused by the Trustee’s negligence or bad faith; and

(iv) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its reliance on any Resolution of the Syndicate or any notice or instruction received from the Commissioner of a Syndicate or any document issued by the Commissioner of a Syndicate (e.g., a certification of the resolutions passed by a meeting of the Syndicate) with respect to the Securities of any series or any action taken by the Trustee pursuant thereto, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense has been caused by the Trustee’s negligence or bad faith.

(b) As security for the performance of the obligations of the Company and the Guarantor under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to Securities.

(c) Any compensation or expense incurred by the Trustee after a default specified by Section 5.01 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law.  “Trustee” for purposes of this Section 6.07 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.07.  The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction, discharge or termination of this Indenture, including its termination under any bankruptcy, insolvency or similar laws.

Section 6.08.  Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America or any jurisdiction thereof or of any state or territory or of the District of Columbia (or a corporation or other person permitted to act as Trustee by the Commission), eligible under Sections 310(a)(1), 310(a)(5) and 310(b) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by U.S. federal or state authority.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09.  Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Resolution of the Syndicate of the Holders of a majority in principal amount of Outstanding Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company, the Guarantor or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company, the Guarantor or any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or the Guarantor, by or pursuant to a Company Order, may remove the Trustee with respect to all Securities or the Securities of such series, or (B) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company or the Guarantor, by or pursuant to a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by the Holders of a majority in principal amount of the Outstanding Securities of such series, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company and the Guarantor.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company, the Guarantor or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company or the Guarantor shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by instructing such successor Trustee to mail written notice of such event by first class mail, postage prepaid, to the Holders of Securities, if any, of such series as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.10.  Acceptance of Appointment by Successor.

(a) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee but, on the request of the Company, the Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.03, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

(b) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 10.03 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.07.

(c) Upon request of any Person appointed hereunder as a successor Trustee, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No Person shall accept its appointment hereunder as a successor Trustee with respect to the Securities of a series unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11.  Merger, Conversion, Consolidation or Succession to Business.  Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto other than the provision of written notice to the Company and the Guarantor.  In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.12.  Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.13.  Appointment of Authenticating Agent.  (a) The Trustee may appoint one or more Authenticating Agents acceptable to the Company and the Guarantor with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or pursuant to Section 3.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

(b) Each Authenticating Agent shall be acceptable to the Company and the Guarantor and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

(c) Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency, corporate trust or business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(d) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantor.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantor and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(e) The Company and the Guarantor agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(f) The provisions of Sections 3.09, 6.04 and 6.05 shall be applicable to each Authenticating Agent.

(g) If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, As Trustee
By:
As Authenticating Agent

By:
Authorized Officer

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

Section 6.14. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

ARTICLE 7
Holder’s Lists and Reports by Trustee, Company and Guarantor

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders.  In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee:

(a) semi-annually with respect to Securities of each series on May 15 and November 15 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 7.02.  Preservation of Information; Communications to Holders.  (a) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

(b) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Guarantor, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.03.  Reports by Trustee.  (a) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.01, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(b) The Trustee shall transmit the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 7.04.  Reports by Company and Guarantor.  The Company and the Guarantor, pursuant to Section 314(a) of the Trust Indenture Act, shall for so long as any Securities of any series are Outstanding:

(a) file with the Trustee, within 15 days after the Company or the Guarantor files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor, or both, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company or the Guarantor pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of reports, information and documents to the Trustee pursuant to this Section is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including compliance by the Company or the Guarantor with any of their respective covenants hereunder, as to which the Trustee is entitled to rely exclusively on Officer’s Certificates.

ARTICLE 8
Merger, Sale of Assets, Assumption

Section 8.01.  Company or Guarantor May Merge, Etc., Only on Certain Terms.  Neither the Company nor the Guarantor will merge or consolidate with, or sell, convey or lease all or substantially all of the assets of the Company or the

Guarantor, as applicable, to, or merge into, any other Corporation (whether or not affiliated with the Company or the Guarantor), unless:

(a) in the case of a transaction involving the Company, in the case of a conveyance, transfer or lease, the acquiring entity, or, in the case of a merger or consolidation, the resulting entity, is the Guarantor or a wholly-owned subsidiary of the Guarantor, which expressly assumes all obligations of the Company under any series of Securities, and the due and punctual performance and observance of all covenants and conditions under this Indenture that the Company must perform or observe;

(b) in the case of a transaction involving the Guarantor, in the case of a conveyance, transfer or lease, the acquiring entity, or, in the case of a merger or consolidation, the resulting entity, is formed under the laws of Spain or a member of the European Union or the OECD and expressly assumes all obligations of the Guarantor under this Indenture and the Guarantees of any series of Securities, and the due and punctual performance and observance of all covenants and conditions under this Indenture and the Guarantees of any series of Securities that the Guarantor must perform or observe; and

(c) in case of either (a) or (b) above, immediately after giving effect to such transaction, no event which, after notice or lapse of time, or both, would become an Event of Default under Section 5.01, has occurred and is continuing.

Section 8.02.  Successor Person Substituted.  In the event of any merger, consolidation, sale, conveyance or lease permitted by Section 8.01 above, if the acquiring or resulting entity’s Taxing Jurisdiction is not the Kingdom of Spain or any political subdivision or territory or possession thereof, Additional Amounts under the Securities or the related Guarantees, as applicable, shall be payable in respect of withholding taxes imposed by the acquiring entity’s, or the resulting entity’s Taxing Jurisdiction (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 or the Guarantee, as the case may be, in respect of taxes imposed by the laws of the Kingdom of Spain) on payments of interest or principal made on or after the date of such merger, consolidation, sale, conveyance or lease rather than taxes imposed on such payments by the Kingdom of Spain or any political subdivision or territory or possession thereof or any authority or  agency therein or thereof having power to tax.  Additional Amounts, if any, with respect to payments of interest or principal due prior to the date of such merger, consolidation, sale, conveyance or lease will be payable only in respect of taxes imposed by the Kingdom of Spain or any political subdivision or territory or possession thereof or any authority or  agency therein or thereof having power to tax, subject to the exceptions set forth under Section 10.04.  The acquiring or resulting entity, as the case may be, will also be entitled to redeem the Securities in the circumstances described in Section 11.07 with respect to any change or amendment to, or change in the application or official interpretation of the laws or regulations of such entity’s Taxing Jurisdiction (which change or amendment to such laws or regulations becomes effective, or change in the application or official interpretation is announced, on or subsequent to the date of any merger, consolidation, sale, conveyance or lease permitted by Section 8.01 if the Taxing Jurisdiction is not the Kingdom of Spain or any political subdivision or territory or possession thereof).  In the event of assumption of the Company’s or Guarantor’s obligations under this Section 8.02, the Company or the Guarantor, as the case may be, shall be released from all obligations and covenants under this Indenture, the Securities or the Guarantee, as the case may be.

Section 8.03.  Assumption of Company’s Obligations by Guarantor or Wholly-owned Subsidiary.  The Guarantor or any wholly-owned subsidiary of the Guarantor may assume the obligations of the Company under the Securities of any series and under this Indenture without the consent of the Holders of the Securities of such series.  Any Securities so assumed, except if assumed by the Guarantor, will have the benefit of the Guarantee.  In the event of any assumption by an entity with a Taxing Jurisdiction other than the Kingdom of Spain or any political subdivision or territory or possession thereof, Additional Amounts in respect of the Securities of any series, if any, will be payable in respect of any withholding taxes imposed by the assuming entity’s Taxing Jurisdiction (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts pursuant to Section 10.04 or the Guarantee, as the case may be, in respect of taxes imposed by the laws of the Kingdom of Spain) on payments of interest or principal made on or subsequent to the date of such assumption rather than taxes imposed on these payments by the Kingdom of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax (or, if prior to such assumption the Guarantor is acquired by an entity from another Taxing Jurisdiction, rather than taxes imposed on such payments by such other Taxing Jurisdiction).  In the event of such assumption, the Guarantor or wholly-owned subsidiary of the Guarantor thereof that assumes the obligations of the Company in such cases will also be entitled to redeem the Securities in the circumstances described in Section 11.07.  Additional Amounts with respect to payments of interest or principal made on or prior to the date of such assumption will be payable only in respect of taxes imposed by the Kingdom of Spain or any political sub-division or territory or possession thereof or any authority or agency therein or thereof having power to tax, subject to the exceptions under Section 10.04.  In the event of any such assumption under this Section 8.03, all obligations of the Company under the Securities shall immediately be discharged.

ARTICLE 9
Supplemental Indentures

Section 9.01.  Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders of Securities, the Company, the Guarantor (in each case, when authorized by or pursuant to a Board Resolution or Executive Committee Resolution) and the Trustee may modify and amend this Indenture or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to secure the Securities of such series;

(b) to evidence the succession of another Person to the Company or the Guarantor, and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities or Guarantee;

(c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10;

(d) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series in any material respect, or change the terms of the Securities of any series to correct a manifest error;

(e) establish the form or term of Securities of a new series;

(f) make any other provisions with respect to matters or questions arising under this Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect;

(g) add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities;

(h) supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities, provided that such action does not adversely affect the interests of any Holders of Securities of such series or any other series in any material respect;

(i) add any additional Events of Default for the benefit of the Holders of all or any series of Securities; or

(j) change this Indenture in any manner which does not affect the terms of the Securities of such series or interest of the Holders of Securities of such series;

Section 9.02.  Supplemental Indentures with Consent of Holders.  (a) With the consent, as evidenced in a Resolution of the Syndicate or Resolutions of the Syndicate, as the case may be, of the Holders of not less than a majority in principal amount of the Outstanding Securities of each such series affected by such supplemental indenture voting as a class, the Company, the Guarantor (in each case, when authorized by or pursuant to a Board Resolution or Executive Committee Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and of waiving future compliance with respect to the Indenture, such Securities and the Guarantee; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(i) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to, any Security, or reduce the principal amount thereof or the rate of interest thereon (except that Holders of not less than 75% in principal amount of Outstanding Securities of a series may consent by Resolution of the Syndicate, on behalf of the Holders of all of the Outstanding Securities of such series, to the postponement of the Stated Maturity of any installment of interest for a period not exceeding three years from the original Stated Maturity of such installment (which original Stated Maturity shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto, or any premium payable upon the redemption thereof;

(ii) change the obligation of the Company or the Guarantor to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 3.08 and permitted by Section 8.03 and Section 9.01(a));

(iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity Date thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04;

(iv) change the redemption provisions;

(v) change the Place of Payment or currency of payment of principal, premium, interest or any Additional Amounts, except as described under Section 3.06;

(vi) impair the right to institute suit for the enforcement of any payment of principal, premium, if any, or interest on or any Additional Amounts with respect to any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(vii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture) provided for in this Indenture, or reduce the requirements for a quorum or voting at a meeting of the Syndicate or modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(viii) change in any manner adverse to the interests of the Holders of Outstanding Securities of any series the terms and conditions of the obligations of the Company or the Guarantor in respect of the due and punctual payment of the principal thereof (and premium, if any) and interest, if any, thereon or any sinking fund payments, if any, provided for in respect thereof.

(b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for any Resolution of the Syndicate of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Resolution of the Syndicate shall approve the substance thereof.

Section 9.03.  Execution of Supplemental Indentures.  As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.02, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal valid and binding obligations of the Company and the Guarantor, subject to customary exceptions.  In connection with the execution and delivery of a supplemental indenture under Section 9.02 hereof, the Trustee shall be entitled to receive and conclusively rely upon a Resolution of the Syndicate and, in the cases set forth in Section 1.07 of this Indenture, an Official DTC Proxy.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and, to the extent set forth in any such supplemental indenture, every Holder of a Security of the relevant series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company and the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company, the Guarantee thereon may be executed by the Guarantor and such Securities may be authenticated and delivered by the Trustee in exchange for outstanding Securities of such series.

Section 9.06.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10
Covenants

Section 10.01.  Payment of Principal and Any Premium, Interest and Additional Amounts.  The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to, the Securities of such series in accordance with the terms thereof and this Indenture.

Section 10.02.  Maintenance of Office or Agency.  The Company and the Guarantor shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company and the Guarantor in respect of the Securities of such series relating thereto, the Guarantees and this Indenture may be served.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.  Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series the Borough of Manhattan, The City of New York, and initially appoints the Office or Agency of the Corporate Trust Office of the Trustee for such purpose.  Pursuant to Section 3.01(g), the Company may subsequently appoint a place or places in the Borough of Manhattan, The City of New York where such Securities may be payable.

Section 10.03.  Money for Securities Payments to be Held in Trust.  If the Company or the Guarantor shall at any time act as the Company’s Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to, any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the

Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company or the Guarantor, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to, any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company or the Guarantor, as the case may be, on Company Request, or (if then held by the Company or the Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04.  Additional Amounts.  The Company and the Guarantor hereby further agree that, unless otherwise specified in a supplemental indenture hereto, all amounts to be paid by the Company with respect to each Security or by the Guarantor with respect to a Guarantee of each Security (whether in respect of principal, premium, if any, interest or any redemption amount) shall be paid without deduction or withholding for or on account of any and all present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having the power to tax unless such withholding or deduction is required by law.  In that event, the Company or the Guarantor, as the case may be, will pay to the Holder of such Security such Additional Amounts in respect of principal, premium, if any, and interest on such Security as may be necessary in order that the net amount paid to the Holder of such Security or to the Trustee or any Paying Agent, as the case may be, under this Indenture, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest on such Security as such Holder or the Trustee would be entitled if no such deduction or withholding had been made; provided, however, that the foregoing obligation to pay Additional Amounts will not apply in respect of any Security:

(a) to a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of the Securities of such series by reason of such Holder (or the beneficial owner of the Security for whose benefit such Holder holds such Security) having or having had some connection with the Kingdom of Spain (or any political subdivision or territory or possession thereof) other than the mere holding of such Security (or a beneficial interest therein);

(b) to a Holder in respect of whom the Company or the Guarantor (or an agent acting on their behalf) does not receive such information (which may include a tax residence certificate) concerning such Holder’s identity and tax residence (or the identity or tax residence of the beneficial owner of the Security for whose benefit such Holder holds such Security) as it requires in order to comply with applicable legislation or regulation;

(c) in the case of a Security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that a Holder would have been entitled to such Additional Amounts on presenting the same for payment on such 30th day or, if such day is not a business day in such Place of Payment, then the next-preceding business day in such Place of Payment;

(d) where such withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

(e) in respect of any Security presented for payment (where presentation is required) by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent;

(f) to or for the benefit of individuals resident for tax purposes in Spain;

(g) to or for the benefit of a Spanish-resident legal entity subject to Spanish Corporate Income Tax if the Spanish tax authorities determine that the notes of such series do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise require a withholding to be made;

(h) in the case of an early redemption by the Company or the Guarantor, as the case may be, pursuant to Section 11.07(b) of this Indenture; or

(i) in the case of any combination of items listed in (a) through (h) above.

Nor shall Additional Amounts be paid with respect to any payment on any Security to any Holder who is a fiduciary, partnership, limited liability company or Person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Kingdom of Spain (or any political subdivision thereof) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been a Holder of such Security.

For the purposes of (c) above, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders in accordance with this Indenture.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal, premium, if any, or interest on in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 10.05.  Statement by Officers as to Default.  So long as Securities of any series are Outstanding hereunder, each of the Company and the Guarantor will deliver to the Trustee, within 120 days after the end of their respective fiscal years ending after the date hereof, a brief certificate, complying with Section 314(e) of the Trust Indenture Act, from a Director of the Company and from the principal executive, financial or accounting officer of the Guarantor, stating whether or not to the best knowledge of the signer or signers thereof the Company or the Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions, covenants or conditions of this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided hereunder).

Section 10.06.  Corporate Existence.  Subject to Article 8, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the foregoing shall not obligate the Company or the Guarantor to preserve any such right or franchise if the Company or the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 10.07.  Waiver of Certain Covenants.  Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 9.01(e), for the benefit of the Holders of Securities of such series or any term, provision or condition set forth in an indenture supplemental hereto, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Resolution of the Syndicate of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11
Redemption of Securities

Section 11.01.  Applicability of Article.  Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities or by or pursuant to this Indenture shall be made in accordance with the terms of such Securities, this Article (except as otherwise provided in or pursuant to this Indenture) and any relevant Officer’s Certificate or supplemental indenture.

Section 11.02.  Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series, with the same interest rate, Maturity Date and other terms, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount (or in the case of Original Issue Discount Security, the original issue amount) of Securities of such series to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restrictions on redemption provided in the terms of such Securities or in or pursuant to this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with any such restrictions.

Section 11.03.  Selection by Trustee of Securities to be Redeemed.  If less than all of the Securities of any series with the same interest rate, Maturity Date and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by lot and may provide for the selection for redemption of portions of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount (or in the case of an Original Issue Discount Security, the original issue amount) of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.  The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Section 11.04.  Notice of Redemption.  (a) Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (unless otherwise provided by or pursuant to this Indenture) to each Holder of Securities of the relevant series to be redeemed at his or her address appearing in the Security Register. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after such Redemption Date;

(iv) the Place of Payment for payment of the Redemption Price; and

(v) the CUSIP and ISIN number or numbers, if any, with respect to such Securities.

(b) Notice of redemption of a series of Securities to be redeemed at the election of the Company or the Guarantor shall be given by the Company or the Guarantor or, at the Company’s or the Guarantor’s request, by the Trustee in the name and at the expense of the Company or the Guarantor, as the case may be, and shall be irrevocable.

Section 11.05.  Deposit of Redemption Price.  On or prior to any Redemption Date, the Company or the Guarantor shall deposit with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of all the Securities of the series which are to be redeemed on that date.

Section 11.06.  Securities Payable on Redemption Date.  (a) Notice of redemption having been given as aforesaid, the Securities of any series to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price specified by or pursuant to this Indenture, and from and after such date (unless the Company and the Guarantor shall default in the payment of the Redemption Price) the Securities of such series shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company or the Guarantor at the Redemption Price; provided, however, that unless otherwise specified pursuant to Section 2.01, installments of interest on Securities of a series whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.08.

(b) If any Security of any series called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Security or by or pursuant to this Indenture.

Section 11.07.  Early Redemption for Taxation Reasons.  (a)  Unless otherwise provided in the relevant supplemental indenture pursuant hereto, if, in relation to such series of Securities, (i) as a result of any change in the laws or regulations of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax which becomes effective, or a change in the application or interpretation of any such laws or regulations which is announced, in each case on or after the date of issuance of the Securities of such series, the Company or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts under Section 10.04 and (ii) such circumstances are evidenced by the delivery by the Company or the Guarantor, as the case may be, to the Trustee of an Officer’s Certificate stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent tax advisers of recognized standing to the effect that such circumstances prevail, the Company or the Guarantor, as the case may be, may, at its option and having given no less than 30 nor more than 60 days’ notice (ending on a date on which interest on such series of Securities is payable) to the Holders of Securities of such series in accordance with Section 11.01 (which notice will be irrevocable), redeem all of the outstanding Securities of such series at the Redemption Price.  No such notice of redemption may be given earlier than 150 days prior to the date on which the Company or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Securities of the relevant series then due.

(b) Unless otherwise provided in the relevant supplemental indenture pursuant hereto, if the Securities of such series are not listed on an organized market in an OECD country by 45 days prior to the applicable First Interest Payment Date on the Securities of such series, the Company or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than the Business Day immediately preceding such First Interest Payment Date) to the Holders of Securities of such series of Securities in accordance with Section 1.11 (which notice will be irrevocable), redeem all of the outstanding Securities of such series at the Redemption Price.

ARTICLE 12
The Paying Agent and The Calculation Agent

Section 12.01.  Paying Agent.

(a) Upon the terms and subject to the conditions contained herein, the Company hereby appoints The Bank of New York Mellon as the initial Paying Agent under the Indenture for the purpose of performing the functions of the Paying Agent with respect to the Securities.

(b) The Paying Agent shall exercise due care in performing the functions of the Paying Agent for the Securities.

(c) The Paying Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Company and the Guarantor agree:

(i) The Paying Agent shall be entitled to such compensation as may be agreed in writing with the Company and the Guarantor for all services rendered by the Paying Agent, and the Company and the Guarantor promise to pay such compensation and to reimburse the Paying Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company and the Guarantor shall reasonably require. The Company and the Guarantor agree to indemnify the Paying Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability) incurred by the Paying Agent that arises out of or in connection with its acting as Paying Agent hereunder, except such as are determined to result from the negligence, willful misconduct or bad faith of the Paying Agent or any of its agents or employees. The Paying Agent shall incur no liability and shall be indemnified and held harmless by the Company and the Guarantor for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Paying Agent in reliance upon (A) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Company or the Guarantor or (B) written instructions from the Company and the Guarantor.

(ii) In acting under the Indenture and in connection with the Securities, the Paying Agent is acting solely as agent of the Company and the Guarantor and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of the Securities.

(iii) The Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Securities, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) The Paying Agent shall be obligated to perform only such duties as are herein specifically set forth and any duties necessarily incidental thereto, and no implied duties or obligations shall be read into the Indenture against the Paying Agent.

(v) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company or the Guarantor made or given by it under any provision of the Indenture shall be sufficient if signed by any proper officer or an authorized person of the Company or the Guarantor, as the case may be.

(vi) The Paying Agent may, upon obtaining the prior written consent of the Company and the Guarantor, perform any duties hereunder either directly or by or through agents or attorneys, and the Paying Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d) (i)  The Paying Agent may at any time resign as Paying Agent by giving written notice to the Company and the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 30 days after the receipt of such notice by the Company and the Guarantor, unless the Company and the Guarantor agree in writing to accept less notice. The Paying Agent may be removed (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Company and the Guarantor by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to (if such Paying Agent is not the Trustee) the written consent of the Trustee, which consent shall not be unreasonably withheld. Such resignation or removal shall take effect only upon the date of the appointment by the Company and the Guarantor, as hereinafter provided, of a successor Paying Agent. If within 30 days after notice of resignation or removal has been given, a successor Paying Agent has not been appointed, the Paying Agent may petition a court of competent jurisdiction to appoint a successor Paying Agent. A successor Paying Agent shall be appointed by the Company and the Guarantor by an instrument in writing signed on behalf of the Company and the Guarantor, as the case may be, by any proper officer or an authorized person thereof and the successor Paying Agent. Upon the appointment of a successor Paying Agent and acceptance by it of such appointment, the Paying Agent so superseded shall cease to be such Paying Agent hereunder. Upon its resignation or removal, the Paying Agent shall be entitled to the payment by the Company and the Guarantor of its compensation, if any is owed to it and its agents and counsel, if any, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(ii) Any successor Paying Agent appointed hereunder shall execute and deliver to its predecessor and to the Company and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Paying Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

(iii) Any Person into which the Paying Agent may be merged or converted or with which the Paying Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Paying Agent, or all or substantially all of the corporate trust business of the Paying Agent shall, to the extent permitted by applicable law and provided that it shall have an established place of business in The City of New York, be the successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Company and the Guarantor within 30 days of such merger, conversion, consolidation or sale.

(iv) Any notice required to be given by the Paying Agent to any person hereunder shall be given in accordance with Section 1.11.  Any notice to be given to the Paying Agent shall be delivered in person, sent by letter or communicated by telephone (subject, in the case of communications by telephone, to confirmation dispatched within twenty-four hours by letter), to the following address (or to any other address of which the Paying Agent shall have notified the others in writing): The

Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York 10286, Attention: International Corporate Trust, with a copy to The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administration, or by electronic mail at: corpsovwen@bnymellon.com or such other e-mail address subsequently delivered by the Trustee or Paying Agent to the Company and the Guarantor in writing. Any notice hereunder given by telephone, electronic mail or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

(v) In no event, shall the Paying Agent be liable for any Losses arising to it from receiving or transmitting any data from the Company, the Guarantor or an Authorized Person via a non-secure method of transmission or communication, including by email.  The Company and the Guarantor accept that some methods of communication are not secure, and the Paying Agent shall incur no liability for receiving Instructions via any such non-secure method.  The Paying Agent is authorized to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent by an Authorized Person.  The Company and the Guarantor shall use reasonable endeavors to ensure that Instructions transmitted to the Paying Agent hereunder are complete and correct.  Any Instructions shall be conclusively deemed to be valid instructions from the Company or the Guarantor, as the case may be, to the Paying Agent for the purposes of this Section 12.01.

(e) If the Paying Agent pays an amount (the “Advance”) in respect of the Securities on the basis that a payment (the “Payment”) has been or will be received from the Company and if the Payment is not received by the  Paying Agent on the date the Paying Agent pays the Advance, the Company shall repay to the Paying Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date the Advance is made to (but excluding) the earlier of repayment of the Advance or receipt by the Paying Agent of the Payment at a rate quoted at that time by the Paying Agent as its cost of funding the Advance. For the avoidance of doubt, the Paying Agent shall not be obliged to pay any amount to the Company, as the case may be, if it has not received satisfactory confirmation that it either has received or is to receive the amount from the Company.

Section 12.02.  Calculation Agent.

(a) Upon the terms and subject to the conditions contained herein, and unless otherwise provided in the relevant supplemental indenture pursuant hereto, the Company hereby appoints The Bank of New York Mellon as the initial Calculation Agent under the Indenture for the purpose of performing the functions of the Calculation Agent with respect to the payments of interest, principal and Additional Amounts, if any, in the manner and at the times provided in the Security Certificates representing Floating Rate Securities of any series.

(b) The Calculation Agent shall exercise due care to determine the payment amounts of interest, principal and Additional Amounts, if any, for each Floating Rate Security and all other matters which are required to be determined or provided by the Calculation Agent pursuant to the terms of each such Floating Rate Security and as described herein, and shall communicate the same to the Company, the Trustee and any Paying Agent at least three Business Days prior to such determination or performance.

(c) The Calculation Agent will, upon the request of any Holder or beneficial owner of the Floating Rate Securities of any series, provide the interest rate on the Floating Rate Securities of such series then in effect.

(d) All calculations of the Calculation Agent in respect of the Floating Rate Securities of any series, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Guarantor and the Holders of the Floating Rate Securities of such series.  The Trustee is entitled to rely conclusively upon the accuracy of the Issuer’s or Calculation Agent’s calculations without independent verification.

(e) The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Company and the Guarantor agree:

(i) The Calculation Agent shall be entitled to such compensation as may be agreed in writing with the Company and the Guarantor for all services rendered by the Calculation Agent, and the Company and the Guarantor promise to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company and the Guarantor shall reasonably require. The Company and the Guarantor agree to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claims or expenses (including the costs and expenses of defending against any claim of liability) incurred by the Calculation Agent that arises out of or in connection with its acting as Calculation Agent hereunder, except such that results from the negligence, willful misconduct or bad faith of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company and the Guarantor for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation

Agent in reliance upon (1) the written opinion of counsel satisfactory to it and upon obtaining the prior written consent of the Company or the Guarantor (which consent shall not be unreasonably withheld) or (2) written instructions from the Company and the Guarantor. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate the payment amounts of interest, principal and Additional Amounts, if any, for each Floating Rate Security of any series or in determining any other matter required to be determined by the Calculation Agent pursuant to the terms of each such Floating Rate Security.

(ii) In acting under the Indenture and in connection with the Floating Rate Securities, the Calculation Agent is acting solely as agent of the Company and the Guarantor and does not assume any obligations to, or relationship of agency or trust for or with, any of the Holders of the Floating Rate Securities.

(iii) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Floating Rate Securities of any series, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(iv) The Calculation Agent shall be obligated to perform only such duties as are herein specifically set forth and any duties necessarily incidental thereto, and no implied duties or obligations shall be read into the Indenture against the Calculation Agent.

(v) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company or the Guarantor made or given by it under any provision of the Indenture shall be sufficient if signed by any proper officer or an authorized person of the Company or the Guarantor, as the case may be.

(vi) The Calculation Agent may, upon obtaining the prior written consent of the Company and the Guarantor, perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(f) (i)  The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Company and the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be earlier than 30 days after the receipt of such notice by the Company and the Guarantor, unless the Company and the Guarantor agree in writing to accept less notice. The Calculation Agent may be removed (with or without cause) at any time by the filing with it of any instrument in writing signed on behalf of the Company and the Guarantor by any proper officer or an authorized person thereof and specifying such removal and the date when it is intended to become effective, subject to (if such Calculation Agent is not the Trustee) the written consent of the Trustee, which consent shall not be unreasonably withheld. Such resignation or removal shall take effect only upon the date of the appointment by the Company and the Guarantor, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Company and the Guarantor by an instrument in writing signed on behalf of the Company and the Guarantor, as the case may be, by any proper officer or an authorized person thereof and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Company and the Guarantor of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it and its agents, if any, hereunder.

(ii) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Company and the Guarantor an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

(iii) Any Person into which the Calculation Agent may be merged or converted or with which the Calculation Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any Person succeeding to all or substantially all of the assets and business of the Calculation Agent, or all or substantially all of the corporate trust business of the Calculation Agent shall, to the extent permitted by applicable law and provided that it shall have an established place of business in The City of New York, be the successor Calculation Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion, consolidation or sale shall forthwith be given to the Company and the Guarantor within 30 days of such merger, conversion, consolidation or sale.

(g) Any notice required to be given by the Calculation Agent to any person hereunder shall be given in accordance with Section 1.11.  Any notice required to be given to the Calculation Agent shall be delivered in person, sent by letter or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within twenty-four hours by letter), to the following address (or to any other address of which the Calculation Agent shall have notified the others in writing): The Bank of New York Mellon, 101 Barclay Street, 4E, New York, New York 10286, Attention: International Corporate Trust, with a copy to The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, Attention:  Corporate Trust Administration, or by electronic mail at: corpsovwen@bnymellon.com or such other e-mail address subsequently delivered by the Trustee or Calculation Agent to the Company and the Guarantor in writing. Any notice hereunder given by telephone, electronic mail or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

(h) In no event, shall the Calculation Agent be liable for any Losses arising to it from receiving or transmitting any data from the Company, the Guarantor or an Authorized Person via a non-secure method of transmission or communication, including by email.  The Company and the Guarantor accept that some methods of communication are not secure, and the Calculation Agent shall incur no liability for receiving Instructions via any such non-secure method.  The Calculation Agent is authorized to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent by an Authorized Person.  The Company and the Guarantor shall use reasonable endeavors to ensure that Instructions transmitted to the Calculation Agent hereunder are complete and correct.  Any Instructions shall be conclusively deemed to be valid instructions from the Company or the Guarantor, as the case may be, to the Calculation Agent for the purposes of this Section 12.02.

ARTICLE 13
Guarantees

Section 13.01.  Guarantees.  The Guarantor by its execution of this Indenture hereby agrees with each Holder of a Security of each series authenticated and delivered by the Trustee and with the Trustee on behalf of such Holder, to enter into a guarantee in respect of each such series of Securities in substantially the form set forth in Section 2.06.

Section 13.02.  Execution and Delivery of Guarantees.  To evidence its Guarantees substantially in the form set forth in Exhibit C hereto, the Guarantor hereby agrees to execute the Guarantees manually, or by facsimile in the form established pursuant hereto, to be endorsed on each Security issued by the Company and authenticated and delivered by the Trustee.  Each such Guarantee shall be executed on behalf of the Guarantor by an Executive Officer or any other officer of the Guarantor so authorized by a Board Resolution or Executive Committee Resolution.  Guarantees so executed on Securities authenticated and delivered by the Trustee shall be valid and binding obligations of the Guarantor enforceable in accordance with their terms.

Guarantees bearing the manual or facsimile signature of any individual who was at any time an Executive Officer or another officer authorized by a Board Resolution or Executive Committee Resolution to execute such Guarantee shall bind the Guarantor, notwithstanding that such individual shall have ceased to be an Executive Officer or such other authorized officer prior to the authentication and delivery of the Securities upon which such Guarantees are endorsed or was not an Executive Officer or such other authorized officer at the date of authentication of such Securities.

The Delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantor.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

Santander US Debt, S.A. UNIPERSONAL as Company
By:	/s/ José Antonio Soler
Name: José Antonio Soler
Title: Chairman

BANCO SANTANDER, S.A., as Guarantor
By:	/s/ José Antonio Soler
Name: José Antonio Soler
Title: Senior Vice President

THE BANK OF NEW YORK MELLON, as Trustee, initial Paying Agent, initial Calculation Agent, Registrar and Custodian
By:	/s/ Paul Cattermole
Name: Paul Cattermole
Title: Vice President

Annex A

FORM OF SYNDICATE REGULATIONS OF THE SYNDICATE OF HOLDERS FOR DEBT SECURITIES ISSUED UNDER THE INDENTURE DATED MARCH 29, 2011 BY SANTANDER US DEBT, S.A. UNIPERSONAL

The following is an English translation of the pro forma Syndicate Regulations that will be attached to the public deed of issuance registered with the Mercantile Registry in Madrid, Spain in connection with the issuance of each series of Securities under the Indenture.

PART I

Syndicate Regulations

THESE REGULATIONS GOVERN THE SYNDICATE constituted of all Holders of the Series _____% Senior Guaranteed Debt Securities due _______ (the “Series ___ Securities”) issued under an Indenture dated March 29, 2011 between Santander US Debt, S.A. Unipersonal, Banco Santander, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee, as supplemented and amended on ____ and ____ (the “Indenture”) and the public deed of issuance (escritura de emisión) dated ____ (the “Public Deed of Issuance”).  Terms not otherwise defined in these Regulations have the meanings assigned to them in the Indenture.

CHAPTER I

Article 1. Object. The object of this Syndicate is to protect the legitimate interests of Holders of the Series ___ Securities as against the Company, in accordance with current law and these Regulations, by using and preserving such interests collectively and through the representation determined by these Regulations.

Article 2. Address; Notice to the Commissioner. The address of the Syndicate shall be Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain.  The General Meeting may, however, take place at any other location in the province of Madrid for reasons of convenience and such location shall be specified in the relevant notice of meeting.  Any request, demand, direction or notice of the Trustee provided or permitted by the Indenture or these Regulations to be made upon, given or furnished to, or filed with, the Commissioner (as defined below), shall be sufficient for every purpose hereunder

Annex A-1

if made, given, furnished or filed in writing to or with the Commissioner at ___________, with a copy to the Company at Ciudad Grupo Santander, Edificio Amazonia, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain (Facsimile number: 011-34-91-257-1473), Attention: Financial Division, or at any other address previously furnished in writing to the Trustee by the Company.

Article 3. Duration. The Syndicate shall exist until the rights of Holders of Series ___ Securities to principal, interest and any other rights pursuant to the Indenture shall have been fulfilled and discharged.  The Syndicate shall be automatically dissolved upon the fulfillment of all such rights and the discharge of the Indenture.

CHAPTER II

Governance of Syndicate

Article 4. Governance; Deemed Membership in Syndicate; Ratification. The Syndicate shall be governed by the meeting of Holders of Series __ Securities (the “General Meeting”) and the Commissioner of the General Meeting (the “Commissioner”).

Every Holder of Series ___ Securities will be deemed to have agreed to membership in the Syndicate and every Holder of Series ___ Securities as of the record date set for the first General Meeting of the Syndicate pursuant to Article 9 hereof shall be deemed to have granted full power and authority to the Trustee with respect to the Series ___ Securities to act as its proxy to vote at the first meeting of the Syndicate in favor of these Regulations.

CHAPTER III

General Meetings

Article 5. Legal Nature. A duly convened and constituted General Meeting is the body that expresses the will of the Syndicate and its resolutions, approved in accordance with these Regulations, are binding on all Holders of Series ___ Securities in the manner established by current law.

Article 6. Convening meetings. The General Meeting shall be convened by the Board of Directors of Santander US Debt, S.A. Unipersonal or by the Commissioner on its own initiative or at the request of the Trustee.  However, the Commissioner shall convene a General Meeting whenever the Holders, representing at least 5% of the outstanding aggregate principal amount of the Series ___ Securities, request a General Meeting in writing and specify in such request the aim of such a General Meeting.  In this case, the General Meeting shall be held within thirty days following the date on which the Commissioner

Annex A-2

receives such a request. The Commissioner must give the Trustee prompt notice of any request it receives to hold a meeting and, unless requested to take action by the Trustee, the Commissioner may only take action pursuant to these Regulations subject to the control of the Trustee.

Article 7. Notice of Convening General Meetings. Notice of the time and place of and the substance of the matter or matters proposed to be considered at every General Meeting of the Syndicate at which the Holders of Outstanding Series ___ Securities are requested to modify in any manner their rights as Holders of the Series ___ Securities under the Indenture or, in the discretion of the Commissioner, resolve as to matters of similar importance, shall be sufficiently given to the Holders of Series ___ Securities Outstanding on the relevant General Meeting record date set pursuant to Article 9 hereof if (a) published in an Authorized Newspaper of general circulation in the province of Madrid and in the Borough of Manhattan, The City of New York and the Official Gazette of the Register of Companies (Boletín Oficial del Registro Mercantil) not more than 30 days and not less than 15 days prior to the date fixed for the General Meeting of the Syndicate and (b) in writing and mailed, first-class postage prepaid, to each Holder of Series ___ Securities at his address as it appears in the Security Register on such General Meeting record date, not more than 15 days and not less than seven days prior to the date fixed for the General Meeting of the Syndicate.  Notice of the time and place of and the substance of the matter or matters proposed to be considered at every other General Meeting of the Syndicate shall be sufficiently given to Holders of Series ___ Securities Outstanding on the relevant General Meeting record date if in writing and mailed, first-class postage prepaid, to each Holder of Series ___ Securities at his address as it appears in the Security Register on such General Meeting record date, not more than 15 days and not less than seven days prior to the date fixed for the General Meeting of the Syndicate.

Notwithstanding the preceding paragraph, notice shall be deemed to have been sufficiently given and the General Meeting will be validly convened and held if all Holders of Series ___ Securities are present at a General Meeting of the Syndicate and unanimously agree that such General Meeting should be convened.

Under the circumstances described in Article 423.2 of the Spanish Corporations Law (Ley de Sociedades de Capital), the call of the General Meeting shall comply with the requirements set forth in that article.

Article 8. Right of Attendance. All Holders who have registered their name in the Security Register of at least one outstanding Series ___ Security on the General Meeting record date of the relevant General Meeting set pursuant to Article 9 hereof shall be entitled to attend such General Meeting.  The members of the Board of Directors of Santander US Debt, S.A. Unipersonal shall be entitled to attend the General Meeting, even if they are not given notice.

Annex A-3

The Commissioner or the Company may approve the attendance of such experts or other advisers as it may deem necessary.

Article 9. Proxies; General Meeting Record Dates. All Holders with a right to attend and vote at the General Meeting shall be entitled to delegate their representation to any third party, who may be a Holder.  The right to represent shall be conferred in writing for each General Meeting.  For purposes of attending and voting at the meeting, so long as the Securities of any series are held through the facilities of DTC, the Commissioner shall accept an Official DTC Proxy or sub-proxy as evidence of the vote of the Holders in connection with a Resolution of the Syndicate.  The Person delivering such Official DTC Proxy or sub-proxy shall be the Person entitled to represent the Holders at such meeting and who will vote on their behalf and may include the Trustee, the Custodian or an agent for either.

The Commissioner shall fix a General Meeting record date not more than 15 days and not less than seven days prior to a General Meeting of the Syndicate for the purpose of determining the Holders who are eligible to attend and vote at such meeting and the principal amount of Series ___ Securities Outstanding at such time.

Article 10. Quorum and Voting. The Persons entitled to vote (as determined pursuant to Article 14 hereof) two-thirds in principal amount of the Outstanding Series ___ Securities shall constitute a quorum for a General Meeting of the Syndicate, and if such a quorum is met by Holders of Series ___ Securities Outstanding, either present or duly represented, all matters set forth in the relevant notice shall be voted on at such General Meeting and resolutions may be adopted and decisions may be taken only by the affirmative vote of Holders present or duly represented at such General Meeting representing a majority of principal amount of the Series ___ Securities Outstanding on the applicable General Meeting record date.

In the absence of a quorum, the General Meeting shall be adjourned for a period of not less than 30 days.  Notice of the reconvening of an adjourned General Meeting shall be given as provided in Article 7 of these Regulations.  The Persons entitled to vote a majority in principal amount of the Outstanding Series ___ Securities shall constitute a quorum for any such reconvened General Meeting of the Syndicate, and if such a quorum is present, all matters set forth in the relevant notice shall be voted on at such General Meeting and resolutions may be adopted and decisions may be taken only by the affirmative vote of Holders present or duly represented at such General Meeting representing a majority of principal amount of the Series ___ Securities Outstanding on the applicable General Meeting record date.  Voting shall be by written ballot.  Any resolution duly adopted or decision duly taken in accordance with these Regulations at any General Meeting of the Syndicate duly held in accordance with these Regulations

Annex A-4

shall be binding on all Holders of Series ___ Securities, whether or not such Holders were present or represented at such General Meeting.

Notwithstanding the above, any resolution with respect to any request, demand, authorization, direction, notice, consent or waiver which the Indenture or the Trust Indenture Act expressly provides must be made, given or taken by the Holders of a specified percentage in principal amount of the Outstanding Series ___ Securities, or by each Holder of Outstanding Series ___ Securities, as the case may be, may be adopted only by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Series ___ Securities, or each Holder of Outstanding Series ___ Securities, as the case may be.

Furthermore, notwithstanding any other provision of these Regulations, nothing in these Regulations shall limit any Holder’s right to make any request, demand, authorization, direction, notice, consent or waiver individually or collectively outside the Syndicate where the Indenture or the Trust Indenture Act expressly provides that such request, demand, authorization, direction, notice, consent or waiver may be made, given or taken individually or collectively outside the Syndicate, as the case may be, by Holders of the Series ___ Securities.

The Trustee or an agent or representative thereof shall be required to attend any General Meeting and no quorum shall be constituted and no vote shall be taken in the absence of such requirement.

Article 11. Chairman. The General Meeting shall be chaired by the Commissioner, who shall direct debates, deem discussions to be ended, as appropriate, and rule, in each case, whenever matters should be subject to a vote.

Article 12. Place and Date of the General Meeting. General Meetings shall be held in Boadilla del Monte, Madrid, at the place and on the date set out by the announcement.

Article 13. Attendance List. Before starting the agenda, the Commissioner shall make a list of attendees describing the nature or form of representation of each attendee and the outstanding principal amount of Series ___ Securities owned or held on behalf of another in respect of each attendee, totaling at the end of the list the outstanding aggregate principal amount of Series ___ Securities in attendance or represented, as well as the outstanding aggregate principal amount of Series ___ Securities in circulation.

Article 14. Right to Vote. At any General Meeting, any Holder of an Outstanding Series ___ Security as of the General Meeting record date for such General Meeting, or such Holder’s proxy, shall be entitled to vote the principal amount of the Series ___ Security or Securities held or represented by such Person.  Only the Holders of Series __ Securities Outstanding at the close of business on such

Annex A-5

General Meeting record date, as shown in the Security Register, shall be entitled to vote at such meeting and only those Series ___ Securities Outstanding at the close of business on such General Meeting record date shall be deemed Outstanding for the purposes of the quorum and voting thresholds set forth in Article 10.

Article 15. Powers of the General Meeting. Subject to and in accordance with the terms of the Indenture, the General Meeting may: (i) approve resolutions necessary for the better protection of the legitimate interests of the Holders as against the Company; (ii) modify, in agreement with the Company, the Guarantees and the terms and conditions of the Series __ Securities, and adopt decisions on other similar matters; and (iii) exercise any corresponding judicial proceedings; and approve the expenses incurred in the protection of common interests.  No action taken by the General Meeting will have any force or effect if it would result in a conflict with any provision of the Indenture, the Trust Indenture Act or the Spanish Corporations Law (Ley de Sociedades de Capital).

Article 16. Challenges to Resolutions. Resolutions of the General Meeting may be challenged by Holders of the Series __ Securities in accordance with Chapter IX of Title V of the Spanish Corporations Law (Ley de Sociedades de Capital).

Article 17. Minutes. Minutes of a General Meeting may be approved by the General Meeting itself immediately after the meeting, or otherwise within fifteen days following the date of the General Meeting by the Commissioner and one Holder assigned such responsibility by the General Meeting. Any Resolution of the Syndicate shall be promptly notified to the Trustee by the Commissioner pursuant to the Indenture.

Article 18. Certification. The certification of the minute book shall be expedited by the Commissioner.

CHAPTER IV

The Commissioner

Article 19. Legal Nature of the Commissioner. The Commissioner is concerned with the legal representation of the Syndicate and to act as the relationship body between the Syndicate and the Company.

Article 20. Appointment and Duration of Post; Ratification. The Commissioner shall be appointed by the General Meeting and shall exercise his or her post until substituted by a resolution of the General Meeting or until such Commissioner resigns as Commissioner (and provided a replacement Commissioner has been appointed). ___________ has been appointed by the Company as temporary Commissioner for the Syndicate of Holders of Series __

Annex A-6

Securities in the Public Deed of Issuance. Every Holder of Series ___ Securities as of the General Meeting record date set for the first General Meeting of the Syndicate shall be deemed to have granted full power and authority to the Trustee with respect to the Series ___ Securities to act as its proxy to vote in the first General Meeting of the Syndicate in favor of the ratification of the designation and appointment of the temporary Commissioner of the Syndicate as Commissioner and the ratification of the actions of the temporary Commissioner performed prior to such first General Meeting of the Syndicate.

Article 21. Powers. The powers of the Commissioner shall include the following:

1.	Protect the common interests of the Holders of Series ___ Securities.

2.	Call and chair General Meetings of the Syndicate.

3.	Attend, with the right to speak but not vote at, the deliberations and meetings of the General Shareholders’ Meetings and the Board Meetings of the Company.

4.	Inform the Company of the resolutions of the Syndicate.

5.	Request from the Company the reports that either such Commissioner or the General Meeting determine to be of interest of the Holders of Series ___ Securities.

6.	Review the Company’s books, either personally or by a Person delegated by such Commissioner in writing.

7.	Execute resolutions of the General Meeting.

8.	In general, the powers granted to the Commissioner under Spanish law and these Regulations.

Article 22. Responsibility. The Commissioner shall be responsible for carrying out his or her term of office in accordance with title IX of Book IV of the Spanish Civil Code.

CHAPTER V

General Arrangements

Article 23. Syndicate Expenses. Ordinary expenses resulting from the maintenance of the Syndicate shall be for the account of the Company, but they

Annex A-7

will not, in any year, exceed 2% of the gross annual interest accrued on the Outstanding Series ___ Securities.

Article 24. Accounts. The Commissioner shall be responsible for keeping the accounts of the Syndicate and will submit them for approval to the General Meeting and to the Board of Directors of the Company.

Article 25. Dissolution of the Syndicate. If the Syndicate is dissolved for any of the reasons given in Article 3, the Commissioner in charge at the time shall continue with his or her duties until the dissolution of the Syndicate and shall produce final accounts to the last General Meeting and to the Board of Directors of the Company.

Article 26.  Jurisdiction.  Except as otherwise set forth in the Indenture or in Article 27 hereof, for the purposes of any issues arising out of these Regulations, the Holders of the Outstanding Series ___ Securities, by reason only of being such, expressly renounce their own jurisdiction for that of the courts of Madrid, Spain.

Article 27. Conflict with Trust Indenture Act and New York Law.  Nothing in these Regulations or duties of the Commissioner will limit or restrict the ability of the Holders of Outstanding Series ___ Securities to take actions in accordance with Article 5 and Article 9 of the Indenture and the Trust Indenture Act and, in the event of conflict, the Indenture (excluding Annex A thereof) and the rights of the Holders of Outstanding Series ___ Securities under Article 5 and Article 9 of the Indenture and under the Trust Indenture Act will control and prevail.  Any and all questions regarding a conflict related to the rights of the Holders of Outstanding Series ___ Securities under Article 5 and Article 9 of the Indenture and the Trust Indenture Act, on the one hand, and the provisions of these Regulations, on the other hand, shall be governed by and construed under the laws of the State of  New York. Any and all proceedings in connection with the resolution of a conflict relating to the rights of Holders of Outstanding Series ___ Securities under Article 5 and Article 9 of the Indenture and the Trust Indenture Act, on the one hand, and these Regulations, on the other hand, shall be brought in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.

Annex A-8

EXHIBIT A

FORM OF
SECURITY CERTIFICATE REPRESENTING FIXED RATE SECURITIES

SANTANDER US DEBT, S.A. UNIPERSONAL
(a limited liability corporation incorporated under the laws of the Kingdom of Spain)

Fixed Rate Senior Notes Due _________

UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY
BANCO SANTANDER, S.A.
(a limited liability corporation incorporated under the laws of the Kingdom of Spain)

No.: ___
CUSIP: ______________
ISIN: _____________

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

Exhibit A-1

REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Principal Amount:	U.S.$ _____________

Record Dates:	The 15th calendar day prior to each applicable Interest Payment Date.

Original Issue Date:	___________, ______

Maturity Date:	___________, ______

Interest Payment Dates:	Each ___________ and ______________

Interest Rate:	_____% per annum

Authorized Denomination	U.S.$_______ and integral multiples thereof

This Security is constituted by virtue of a public deed of issuance (escritura de emisión) to be executed on __________, ______, before ______________, a Notary Public of Madrid, identified by file number ________, and registered with the Mercantile Registry of Madrid on _________, ______.  This Security corresponds to the issue identified in such public deed as Series _____.

SANTANDER US DEBT, S.A. UNIPERSONAL, a limited liability corporation incorporated in the Kingdom of Spain (the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the aggregate principal amount of _______________ UNITED STATES DOLLARS (U.S.$_____________) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts on _________, _____ (the “Maturity Date”), or on such earlier date as the principal hereof may become due in accordance with the terms hereof or of or pursuant to the Indenture (as defined on the reverse hereof), provided, however, that if the Maturity Date or such earlier date as the principal hereof may become due falls on a day that is not a Business Day (as defined on the reverse hereof), payment of principal and interest shall be due on the next day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date.

Exhibit A-2

The statements set forth in the legend set forth above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

Exhibit A-3

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by a representative of the Company entitled to do so under the terms of the Indenture.

SANTANDER US DEBT, S.A. UNIPERSONAL
By:
Name:
Title:

Date:

This Security is unconditionally and irrevocably guaranteed by Banco Santander, S.A. (the “Guarantor”) on the terms set forth in the within-mentioned Guarantee pursuant to the Indenture.

IN WITNESS WHEREOF, Banco Santander, S.A. has caused the Guarantee to be executed.

BANCO SANTANDER, S.A.
By:
Name:
Title:

Date:

Exhibit A-4

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON as Trustee
By:
Name:
	Title:	Authorized Officer

Date:

Exhibit A-5

REVERSE OF SECURITY CERTIFICATE

This Security is one of a duly authorized series of debt securities of the Company, designated as its fixed rate senior notes due ________ in an aggregate principal amount of U.S.$___________* of  (the “Securities”) issued under the Indenture dated as of March 29, 2011 (the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture).  The holder of this Security will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture.  A copy of the Indenture is on file and may be inspected at the corporate office of the Trustee.

All capitalized terms used and not otherwise defined in this Security shall have the meanings attributable to them in the Indenture.

The issue of this Security was authorized pursuant to resolutions of the sole shareholder of the Company and of the Board of Directors of the Company dated _________, _____ and of the Executive Committee of the Board of Directors of the Guarantor dated ________, _____.

This Security constitutes a direct, unconditional, unsubordinated and unsecured obligation of the Company and upon the insolvency of the Company (and unless it qualifies as a subordinated claim pursuant to Article 92 of the Spanish Insolvency Law and subject to any applicable statutory exceptions) ranks pari passu and ratably without preference among the Securities, and the payment obligations of the Company under this Security rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness, present and future.  The obligations of the Company in respect of this Security will be effectively subordinated to those obligations that are preferred under the Spanish Insolvency Law.

The Securities have been issued in global, fully registered form only, without coupon certificates, in denominations of U.S.$___________ principal amount payable in full at the Maturity Date or any earlier date of redemption.  The Securities will be exchangeable and transfers thereof will be registerable, at the office of the Security Registrar in accordance with the Indenture.  The name

* For informational purposes only, and solely in order to comply with Article 413, letter (d) of the Spanish Corporations Law (Ley de Sociedades de Capital) , approved by Royal Decree-Law (Real Decreto Legislativo) 1/2010, of July 2, it is hereby noted that this amount was equal to €____________, based on the exchange rates published by the European Central Bank for _______, _____ of U.S.$______ per €1.00. Amounts due under this Security shall not under any circumstances whatsoever be payable in any currency other than United States Dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Exhibit A-6

and address of the registered Holder of each Security and the amount of each Security will be recorded in the Security Register, and the Security Registrar and the Company may treat the person in whose name the Security is registered as the owner of such Security for all purposes.

The Securities shall be initially registered in the name of Cede & Co. (“Cede”), the nominee of The Depositary.  The Securities shall be held by the custodian on behalf of the Depositary.  The holder of this Security, by its acceptance hereof, agrees that such Security shall be transferred only in whole and not in part to another clearing agency registered under the Securities Exchange Act of 1934, as amended. As long as the Depositary or its nominee is the registered holder of this Security, such holder will be considered the absolute owner and holder of such Security for all purposes whatsoever. None of the Company, the Guarantor, the Trustee or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made by the Depositary on account of beneficial interests in this Security.  Except as provided in the Indenture, owners of beneficial interests in any of the Securities will not be entitled to have Securities registered in their names, will not receive or be entitled to receive Securities in definitive registered form and will not be considered owners or holders thereof under the Indenture.

This Security shall bear interest at the rate of _______% per annum, from and including _________, ______ (the “Original Issue Date”) to but excluding the Maturity Date or date of earlier redemption.  Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

The Company or the Guarantor, as the case may be, will pay interest on this Security on ________ and ________ of each year (each an “Interest Payment Date”), commencing on _________, ______  (the “First Interest Payment Date”) until the Maturity Date or any earlier date of redemption, and on the Maturity Date or any such earlier date of redemption.

Except as described below for the first Interest Payment Date, on each Interest Payment Date, the Company or the Guarantor, as the case may be, will pay interest for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date.  On the first Interest Payment Date, the Company or the Guarantor, as the case may be, will pay interest for the period beginning on and including the Original Issue Date and ending on and including _______, _____.

If any Interest Payment Date falls on a day that is not a Business Day, the interest payment shall be postponed to the next day that is a Business Day and no interest on such payment shall accrue for the period from and after such Interest Payment Date.  A “Business Day” is any day other than (i) a Saturday, a Sunday

Exhibit A-7

or any other day on which banking institutions in New York, New York or London, England are authorized or required by law or executive order to close or (ii) any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) payment system (or any successor thereto) is closed.

All dollar amounts resulting from the calculations of interest described above will be rounded to the nearest cent (with one-half cent being rounded upwards).

All amounts payable by the Company in respect of this Security shall be paid without deduction or withholding for or on account of any and all present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having the power to tax unless such withholding or deduction is required by law.  Subject to the exceptions set forth in Section 10.04 of the Indenture, in the event that such withholding or deduction is required by law, the Company shall pay such Additional Amounts as will result in receipt by the Holder of this Security of such amounts as would have been received by such Holder had no such withholding or deduction been required.

If, in relation to this Security, (i) as a result of any change in the laws or regulations of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax which becomes effective, or a change in the application or interpretation of any such laws or regulations, which is announced, in each case on or after the date of issuance of the Securities, the Company or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts as provided in the Indenture and (ii) such circumstances are evidenced by the delivery by the Company or the Guarantor, as the case may be, to the Trustee of an Officer’s Certificate stating that such circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent tax advisers of recognized standing to the effect that such circumstances prevail, the Company or the Guarantor, as the case may be, may, at its option, and having given no less than 30 nor more than 60 days’ notice (ending on a date on which interest on this Security is payable) to the Holder hereof in accordance with the Indenture (which notice shall be irrevocable), redeem all of the outstanding Securities at the Redemption Price; provided, however, that no such notice of redemption may be given earlier than 150 days prior to the date on which the Company or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of this Security then due.

If the Securities are not listed on an organized market in an OECD country by 45 days prior to the First Interest Payment Date, the Company or the

Exhibit A-8

Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than the Business Day immediately preceding the First Interest Payment Date) to the Holders of the Securities in accordance with the Indenture (which notice shall be irrevocable), redeem all of the outstanding Securities at the Redemption Price.

The Indenture, the terms and conditions of this Security and the Guarantee and all other matters arising from or in connection with this Security, the Guarantee and the Indenture, other than as set forth in the following sentence, shall be governed by, and shall be construed in accordance with, the laws of the State of New York.  The due authorization and execution of this Security, the ranking of this Security and the Guarantee and the Regulations governing the Syndicate of Holders shall be governed by Spanish law.

This Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

Exhibit A-9

EXHIBIT B
FORM OF
SECURITY CERTIFICATE REPRESENTING FLOATING RATE SECURITIES

SANTANDER US DEBT, S.A. UNIPERSONAL
(a limited liability corporation incorporated under the laws of the Kingdom of Spain)

Floating Rate Senior Notes Due _________

UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY
BANCO SANTANDER, S.A.
(a limited liability corporation incorporated under the laws of the Kingdom of Spain)

No.: ___
CUSIP: ______________
ISIN: _____________

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

This Security may not be offered or sold in the Kingdom of Spain by means of a public offer (as defined and construed by Spanish law) and may only be offered or sold in the Kingdom of Spain in compliance with the requirements of Law 24/1988 of July 28, 1988 (as amended from time to time) on the Spanish Securities Market and Royal Decree 1310/2005 of November 4, 2005 on listing in secondary markets, public offers and the prospectus required for those purposes.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE

Exhibit B-1

DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Principal Amount:	U.S.$ _____________

Record Dates:	The 15th calendar day prior to each applicable Interest Payment Date.

Original Issue Date:	___________, ______

Maturity Date:	___________, ______

Interest Payment Dates:	Each ___________, ______________, _____________ and _____________

Interest Rate:	LIBOR [plus/minus] _____% per annum

Authorized Denomination	U.S.$_______ and integral multiples thereof

This Security is constituted by virtue of a public deed of issuance (escritura de emisión) to be executed on __________, ______, before ______________, a Notary Public of Madrid, identified by file number ________, and registered with the Mercantile Registry of Madrid on _________, ______.  This Security corresponds to the issue identified in such public deed as Series _____.

SANTANDER US DEBT, S.A. UNIPERSONAL, a limited liability corporation incorporated in the Kingdom of Spain (the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the aggregate principal amount of _______________ UNITED STATES DOLLARS (U.S.$_____________) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts on _________, _____ (the “Maturity Date”), or on such earlier date as the principal hereof may become due in accordance with the terms hereof or of or pursuant to the Indenture (as defined on the reverse hereof), provided, however, that if the Maturity Date or such earlier date as the principal hereof may become due falls on a day that is not a Business Day (as defined on the reverse hereof), payment of principal and interest shall be due on the next day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date.

Exhibit B-2

The statements set forth in the legend set forth above are an integral part of the terms of this Security and by acceptance hereof each holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

Exhibit B-3

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by a representative of the Company entitled to do so under the terms of the Indenture.

SANTANDER US DEBT, S.A. UNIPERSONAL
By:
Name:
Title:

Date:

This Security is unconditionally and irrevocably guaranteed by Banco Santander, S.A. (the “Guarantor”) on the terms set forth in the within-mentioned Guarantee pursuant to the Indenture.

IN WITNESS WHEREOF, Banco Santander, S.A. has caused the Guarantee to be executed.

BANCO SANTANDER, S.A.
By:
Name:
Title:

Date:

Exhibit B-4

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON as Trustee
By:
Name:
	Title:	Authorized Officer

Date:

Exhibit B-5

REVERSE OF SECURITY CERTIFICATE

This Security is one of a duly authorized series of debt securities of the Company, designated as its floating rate senior notes due ________ in an aggregate principal amount of U.S.$___________* of (the “Securities”) issued under the Indenture dated as of March 29, 2011 (the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture).  The holder of this Security will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture.  A copy of the Indenture is on file and may be inspected at the corporate office of the Trustee.

All capitalized terms used and not otherwise defined in this Security shall have the meanings attributable to them in the Indenture.

The issue of this Security was authorized pursuant to resolutions of the sole shareholder of the Company and of the Board of Directors of the Company dated _________, _____ and of the Executive Committee of the Board of Directors of the Guarantor dated ________, _____.

This Security constitutes a direct, unconditional, unsubordinated and unsecured obligation of the Company and upon the insolvency of the Company (and unless it qualifies as a subordinated claim pursuant to Article 92 of the Spanish Insolvency Law and subject to any applicable statutory exceptions) ranks pari passu and ratably without preference among the Securities, and the payment obligations of the Company under this Security rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness, present and future.  The obligations of the Company in respect of this Security will be effectively subordinated to those obligations that are preferred under the Spanish Insolvency Law.

The Securities have been issued in global, fully registered form only, without coupon certificates, in denominations of U.S.$___________ principal amount payable in full at the Maturity Date or any earlier date of redemption.  The Securities will be exchangeable and transfers thereof will be registerable, at the office of the Security Registrar in accordance with the Indenture.  The name

* For informational purposes only, and solely in order to comply with Article 413, letter (d) of the Spanish Corporations Law (Ley de Sociedades de Capital) , approved by Royal Decree-Law (Real Decreto Legislativo) 1/2010, of July 2, it is hereby noted that this amount was equal to €____________, based on the exchange rates published by the European Central Bank for _______, _____ of U.S.$______ per €1.00. Amounts due under this Security shall not under any circumstances whatsoever be payable in any currency other than United States Dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Exhibit B-6

and address of the registered Holder of each Security and the amount of each Security will be recorded in the Security Register, and the Security Registrar and the Company may treat the person in whose name the Security is registered as the owner of such Security for all purposes.

The Securities shall be initially registered in the name of Cede & Co. (“Cede”), the nominee of The Depositary.  The Securities shall be held by a custodian on behalf of the Depositary.  The holder of this Security, by its acceptance hereof, agrees that such Security shall be transferred only in whole and not in part to another clearing agency registered under the Securities Exchange Act of 1934, as amended. As long as the Depositary or its nominee is the registered holder of this Security, such holder will be considered the absolute owner and holder of such Security for all purposes whatsoever. None of the Company, the Guarantor, the Trustee or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made by the Depositary on account of beneficial interests in this Security.  Except as provided in the Indenture, owners of beneficial interests in any of the Securities will not be entitled to have Securities registered in their names, will not receive or be entitled to receive Securities in definitive registered form and will not be considered owners or holders thereof under the Indenture.

The interest rate per annum for this Security will be reset on the first day of each Interest Period (as defined below) and will be equal to LIBOR (as defined below) [plus/minus] _____%, as determined by the Calculation Agent in accordance with or pursuant to the Indenture.

The amount of interest for each day this Security is outstanding, which is referred to as the “Daily Interest Amount,” will be calculated by dividing the applicable interest rate in effect for that day by 360 and multiplying the result by the aggregate outstanding principal amount of this Security on that day.  The amount of interest to be paid on this Security for each Interest Period will be calculated by adding the applicable Daily Interest Amounts for each day in the Interest Period.

The Company or the Guarantor, as the case may be, will pay interest on this Security on _________, _________, _________ and _________ of each year (each an “Interest Payment Date”), commencing on _________, _____ (the “First Interest Payment Date”) until the Maturity Date or any earlier date of redemption, and on the Maturity Date or any such earlier date of redemption.  If any Interest Payment Date would fall on a day that is not a Business Day, other than the Interest Payment Date that is also the Maturity Date, that Interest Payment Date will be postponed to the following day that is a Business Day, except that if such next Business Day is in a different month, then that Interest Payment Date will be the immediately preceding day that is a Business Day.  A “Business Day” is any day other than (i) a Saturday, a Sunday or any other day

Exhibit B-7

on which banking institutions in New York, New York or London, England are authorized or required by law or executive order to close or (ii) any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) payment system (or any successor thereto) is closed.

Except as described below for the first Interest Period (as defined below), on each Interest Payment Date, the Company or the Guarantor, as the case may be, will pay interest for the period commencing on and including the immediately preceding Interest Payment Date and ending on but excluding that Interest Payment Date.  The first Interest Period will begin on and include __________, _____ (the “Original Issue Date”) and will end on but exclude the First Interest Payment Date.  Each period for which interest is payable is referred to as an “Interest Period.”

“LIBOR” with respect to each Interest Period will be the rate (expressed as a percentage per annum) for deposits of U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such interest Determination Date (as defined below).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks, in such market selected by the Calculation Agent (after consultation with the Company) for a term of three months and in a principal amount equal to an amount that in the Calculation Agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest reset period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such interest Determination Date by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if fewer than three banks so selected by the Calculation Agent are providing such quotations, the then existing LIBOR rate will remain in effect for such interest reset period.

“Designated LIBOR Page” means the Reuters Screen “LIBOR01” Page, or any successor page, on Reuters, or any successor service (or any such other service or services of major banks for the purposes of displaying London interbank offered rates for U.S. dollar deposits).

Exhibit B-8

“Determination Date” with respect to any Interest Period will be the second London Banking Day preceding the first day of that Interest Period.  “London Banking Day” is any day (other than Saturday or Sunday) in which dealings in deposits in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.576545% (or .03576545) being rounded to 3.57655% (or .0357655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of any Holder, provide the interest rate then in effect.  All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company, the Guarantor, the Trustee and the Holders.  The Company and the Guarantor may appoint a successor Calculation Agent subject to (if such Calculation Agent is not the Trustee) the written consent of the Trustee, which consent shall not be unreasonably withheld.

All amounts payable by the Company in respect of this Security shall be paid without deduction or withholding for or on account of any and all present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having the power to tax unless such withholding or deduction is required by law.  Subject to the exceptions set forth in Section 10.04 of the Indenture, in the event that such withholding or deduction is required by law, the Company shall pay such Additional Amounts as will result in receipt by the Holder of this Security of such amounts as would have been received by such Holder had no such withholding or deduction been required.

If, in relation to this Security, (i) as a result of any change in the laws or regulations of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having power to tax which becomes effective, or a change in the application or interpretation of any such laws or regulations, which is announced, in each case on or after the date of issuance of the Securities, the Company or the Guarantor, as the case may be, is or would be required to pay any Additional Amounts as provided in the Indenture and (ii) such circumstances are evidenced by the delivery by the Company or the Guarantor, as the case may be, to the Trustee of an Officer’s Certificate stating that such

Exhibit B-9

circumstances prevail and describing the facts leading to such circumstances, together with an opinion of independent tax advisers of recognized standing to the effect that such circumstances prevail, the Company or the Guarantor, as the case may be, may, at its option, and having given no less than 30 nor more than 60 days’ notice (ending on a date on which interest on this Security is payable) to the Holder hereof in accordance with the Indenture (which notice shall be irrevocable), redeem all of the outstanding Securities at the Redemption Price; provided, however, that no such notice of redemption may be given earlier than 150 days prior to the date on which the Company or the Guarantor would be obligated to pay such Additional Amounts were a payment in respect of this Security then due.

If the Securities are not listed on an organized market in an OECD country by 45 days prior to the First Interest Payment Date, the Company or the Guarantor, as the case may be, may, at its option and having given no less than 15 days’ notice (ending on a day which is no later than the Business Day immediately preceding the First Interest Payment Date) to the Holders of the Securities in accordance with the Indenture (which notice shall be irrevocable), redeem all of the outstanding Securities at the Redemption Price.

The Indenture, the terms and conditions of this Security and the Guarantee and all other matters arising from or in connection with this Security, the Guarantee and the Indenture, other than as set forth in the following sentence, shall be governed by, and shall be construed in accordance with, the laws of the State of New York.  The due authorization and execution of this Security, the ranking of this Security and the Guarantee and the Regulations governing the Syndicate of Holders shall be governed by Spanish law.

This Security shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

Exhibit B-10

EXHIBIT C

GUARANTEE

THIS GUARANTEE is made on ______, 20__ by Banco Santander, S.A. (the “Guarantor”, which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed) in favor of the Holder of the Security upon which this Guarantee is endorsed (“this Security”).  This Guarantee is issued subject to the provisions of the Indenture dated March 29, 2011 among Santander US Debt, S.A. Unipersonal, the Guarantor and The Bank of New York Mellon, as Trustee, as supplemented from time to time (the “Indenture”), and each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions.  Terms not otherwise defined herein shall have the meanings assigned to them in the Indenture.

(a) Guarantee.  The Guarantor irrevocably and unconditionally guarantees to each Holder of this Security, and to the Trustee on behalf of each such Holder, that, if for any reason, the Company does not pay any sum payable by it to such Holder in respect of this Security as specified in this Security (including any principal of (and premium, if any) and interest on this Security, payments to sinking funds (if applicable), Additional Amounts or any other amounts of whatever nature which may become payable under any of the foregoing or under the Indenture) as and when the same shall become due under any of the foregoing, the Guarantor will pay to such Holder, or to the Trustee for the account of such Holder, on demand the amount payable by the Company to such Holder.

(b) Guarantor as Principal Debtor.  Without affecting the Company’s obligations, the Guarantor will be liable under this Guarantee as if it were the sole principal debtor and not merely a surety.  Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (i) any time, indulgence, waiver or consent at any time given to the Company or any other person, (ii) any amendment to any of the Security, the Indenture or to any security or other guarantee or indemnity, (iii) the making or absence of any demand on the Company or any other person for payment, (iv) the enforcement or absence of enforcement of any of the Security, the Indenture or of any security or other guarantee or indemnity, (v) the release of any such security, guarantee or indemnity, (vi) the dissolution, amalgamation, reconstruction, merger or reorganization of the Company, (vii) the sale or conveyance of the property of the Company or the Guarantor as an entirety or substantially as an entirety to any other Person or (viii) the illegality, invalidity, irregularity or unenforceability of or any defect in any provision of any of the Security or the Indenture or any of the Company’s obligations under any of them).

Exhibit C-1

(c) Guarantor’s Obligations Continuing.  The Guarantor’s obligations under this Guarantee are and will remain in full force and effect by way of continuing security until no sum remains payable under any Security or the Indenture.  Furthermore, these obligations of the Guarantor are complementary to, and not instead of, any security or other guarantee or indemnity at any time existing in favor of a Holder, whether from the Guarantor or otherwise.  The Guarantor irrevocably waives all notices and demands whatsoever, as well as diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Company, protest and any right to require a proceeding first against the Company and covenants that the Guarantee will not be discharged until all amounts due as principal of, interest on and all Additional Amounts (if any) in respect of any Security or under the Indenture will be paid in full, and the Guarantor has performed all of its obligations in accordance with any Security, the Guarantee and the Indenture.

(d) Repayment to the Company.  If any payment received by a Holder is, on the subsequent liquidation or insolvency of the Company, avoided under any laws relating to liquidation or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guarantee will continue to apply as if such payment had at all times remained owing by the Company.

(e) Indemnity.  As a separate and alternative stipulation, the Guarantor unconditionally and irrevocably agrees that any sum expressed to be payable by the Company under this Security or the Indenture but which is for any reason (whether or not now known or becoming known to the Company, the Guarantor or any Holder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Holder on demand.  This indemnity constitutes a separate and independent obligation from the other obligations in this Guarantee, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by any Holder.

(f) Status of Guarantee.  The payment obligations of the Guarantor under this Guarantee constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and upon the insolvency of the Guarantor (and unless they qualify as subordinated claims pursuant to Article 92 of Law 22/2003 (Ley Concursal) of July 9, 2003 regulating insolvency proceedings in Spain (the “Spanish Insolvency Law”) or equivalent legal provision which replaces it in the future, and subject to any applicable legal and statutory exceptions), rank pari passu and ratably without any preference among such obligations of the Guarantor in respect of the Securities and at least pari passu with all other unsecured and unsubordinated indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor in respect of this Security will be effectively subordinated to those obligations that are preferred under the Spanish Insolvency Law.

Exhibit C-2

(g) Withholding or Deduction.  All payments by the Guarantor under this Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision or territory or possession thereof or any authority or agency therein or thereof having the power to tax, unless the withholding or deduction of such Taxes is required by law.  Subject to the exceptions set forth in Section 10.04, in the event that such withholding or deduction is required by law, the Guarantor will pay such Additional Amounts as will result in the receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required.

(h) Power to Execute.  The Guarantor hereby warrants, represents and covenants with the Holder of this Security that it has all corporate power, and has taken all necessary corporate or other steps, to enable it to execute, deliver and perform this Guarantee, and that this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

(i) Subrogation.  The Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on (including Additional Amounts, if any, on) and all other amounts which may be payable under this Security shall have been paid in full.

(j) Governing Law and Submission to Jurisdiction.  This Guarantee is governed by, and shall be construed in accordance with, the laws of the State of New York.  The ranking of this Guarantee shall be governed by Spanish law.

The Guarantor irrevocably agrees for the benefit of each Holder that the state or U.S. federal courts of The City of New York, are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee and that accordingly any suit, action or proceedings arising out of or in connection with this Guarantee (together referred to as “Proceedings”) may be brought in any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York.  The Guarantor hereby waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guarantee to the fullest extent permitted by applicable law.

The Guarantor irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of New York, and irrevocably agrees that a final judgment in any Proceedings brought in

Exhibit C-3

the courts of New York shall be conclusive and binding upon the Guarantor and may be enforced in the courts of any other jurisdiction.  Nothing contained in this Clause shall limit any right to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

IN WITNESS WHEREOF, this Guarantee has been manually executed on behalf of the Guarantor.

BANCO SANTANDER, S.A.
By:	[ ]
Name: Address: Date:

Exhibit C-4